EXHIBIT 13

                     UNITED STATES DISTRICT COURT
                      NORTHERN DISTRICT OF OHIO,
                           EASTERN DIVISION


FIRST UNION REAL ESTATE        )     CASE NO.  98CV0105
EQUITY AND MORTGAGE            )
INVESTMENTS,                   )     JUDGE ALDRICH
                               )
         Plaintiff,            )     NOTICE OF REMOVAL
                               )     -----------------
                               )
         v.                    )
                               )
GOTHAM PARTNERS, L.P.          )
                               )
         and                   )
                               )
GOTHAM PARTNERS II, L.P.,      )
                               )
         Defendants.           )


                           NOTICE OF REMOVAL
                           -----------------

          The Defendants, Gotham Partners, L.P. and Gotham Partners II, L.P., pursuant to 28 U.S.C. ss.ss. 1441 and 1446, respectfully submit this Notice of Removal from the Court of Common Pleas, Cuyahoga County, Ohio, to this Court. In support of Removal, Defendants state as follows:

          1. On January 16, 1998, Plaintiff filed a civil action against Defendants in the Court of Common Pleas, Cuyahoga County, Ohio, captioned First Union Real Estate Equity and Mortgage Investments v. Gotham Partners, L.P., et al., Case No. 347063.

          2. Defendants became aware of the commencement of the state court action through a press release issued by Plaintiff on the afternoon of Friday, January 16, 1998. Defendants obtained a copy of the complaint on the evening of January 16, 1998. A copy of the complaint is attached hereto as Exhibit A. This exhibit, to the best of Defendants' knowledge, constitutes all process, pleadings, and orders filed and served upon Defendants in this case to date.

          3. Plaintiff has at all relevant times been a citizen of the State of Ohio. (see Compl. Pargraph 1).

          4. Defendants are New York limited partnerships with their principal places of business in New York. Defendants are shareholders of Plaintiff.

          5. The parties possess diverse citizenship within the meaning of 28 U.S.C. ss. 1332, and the matter in controversy exceeds the sum or value of $75,000, exclusive of interest and costs.

          6. A copy of this notice is being filed concurrently with the Clerk of the Court of Common Pleas for the County of Cuyahoga, Ohio, and written notice of removal is being served on counsel for Plaintiff. 28 U.S.C. ss. 1446(a).

          WHEREFORE, Defendants hereby remove this action from the Court of Common Pleas for Cuyahoga County, Ohio, bearing caption First Union Real Estate Equity and Mortgage Investments v. Gotham Partners, L.P., et al., Case No. 347063, to the United States District Court for the Northern District of Ohio, Eastern Division.

                                                  Respectfully submitted,


OF COUNSEL:                                       /s/ Michael J. Garvin
                                                  ___________________________
                                                  David C. Weiner (0013351)
HAHN LOESER & PARKS LLP                           Michael J. Garvin (0025394)

                                                  3300 BP America Building
                                                  200 Public Square
                                                  Cleveland, Ohio  44114-2301
                                                  (216) 621-0150


                                                           - and -


OF COUNSEL:
                                                 /s/ Alexander R. Sussman
                                                 _____________________________
FRIED, FRANK, HARRIS, SHRIVER                    Alexander R. Sussman(FN1)
& JACOBSON
                                                 25th Floor
                                                 One New York Plaza
                                                 New York, New York 10004-1980
                                                 (212) 859-8000

                                                 Attorneys for Defendants
[FN]
1.    Application to appear pro hac vice being submitted.



                        CERTIFICATE OF SERVICE
                        ----------------------

     A copy of the foregoing Notice of Removal was sent by messenger to Frances Floriano Goins, Squire, Sanders & Dempsey L.L.P., 4900 Key Tower, 127 Public Square, Cleveland, Ohio 44114-1304, attorneys for Plaintiff, this 20th day of January, 1998.

                                         /s/ Michael J. Garvin
                                         __________________________________
                                         One of the attorneys for Defendants

                                                       EXHIBIT A
                                                       ---------

                         IN THE COURT OF COMMON PLEAS
                            CUYAHOGA COUNTY, OHIO

FIRST UNION REAL ESTATE EQUITY         )   CASE NO.  347063
   AND MORTGAGE INVESTMENTS            )
55 Public Square, Suite 1900           )
Cleveland, Ohio 44113,                 )
                                       )
              Plaintiff,               )
                                       )   Judge  307 Timothy J. McGinty
              v.                       )
                                       )
GOTHAM PARTNERS, L.P.                  )   COMPLAINT FOR PRELIMINARY
110 East 42nd Street                   )   INJUNCTION, PERMANENT
New York, New York  10017,             )   INJUNCTION AND DECLARATORY
                                       )   RELIEF
              and                      )
                                       )
GOTHAM PARTNERS II, L.P.               )
110 East 42nd Street                   )
New York, New York  10017              )
                                       )
              Defendants.              )

     For its Complaint for Preliminary Injunction, Permanent
Injunction and Declaratory Relief against Defendants, Gotham Partners, L.P. and Gotham Partners II, L.P., Plaintiff First Union Real Estate Equity and Mortgage Investments ("First Union") states as follows:

                              THE PARTIES
                              -----------

     1. First Union Real Estate Equity and Mortgage Investments ("First Union") is an Ohio unincorporated business trust. First Union was organized and exists pursuant to the laws of Ohio and a Declaration of Trust dated August 1, 1961, as amended through July 25, 1986 (the "Declaration of Trust"), as a real estate investment trust ("REIT"), in order to give small investors the ability to participate in and benefit from professionally managed investments in commercial real estate. Since its creation in 1961, First Union's principal place of business has been, and remains, Cleveland, Ohio. The shares of beneficial interest in First Union are publicly traded, and are held by numerous small shareholders.

     2. Defendant Gotham Partners, L.P. ("Gotham") is a limited partnership whose principal place of business, on information and belief, is New York, New York. On information and belief, Gotham owns approximately 8.85%, or 2,491,451 shares of First Union's shares of beneficial interest including an option to acquire 493,150 shares.

     3. Defendant Gotham Partners II, L.P. ("Gotham II") is a limited partnership whose principal place of business, on information and belief, is New York, New York. On information and belief, Gotham II owns approximately 0.11%, or 30,449 shares of First Union's shares of beneficial interest including an option to acquire 6,850 shares.

                           NATURE OF ACTION
                           ----------------

     4. This is an action to enjoin Defendants' continued and threatened violations of their contractual obligations to First Union and the beneficial owners of its shares pursuant to First Union's Declaration of Trust and By-Laws. As a prelude to waging a proxy contest in connection with the upcoming Annual Meeting of First Union's shareholders, and in violation of various provisions of First Union's Declaration of Trust and By-Laws, Defendants have attempted to nominate unqualified persons to sit on First Union's Board of Trustees and, at the same time, have embarked upon an unlawful scheme simultaneously to expand and to take control of First Union's Board, all in violation of Defendants' contractual obligations as shareholders of First Union.

     5. First Union and its shareholders have been, and, absent injunctive and declaratory relief, will continue to be irreparably harmed by Defendants' unlawful conduct. Among other things, Defendants' conduct places First Union and its shareholders at risk of being taken over by an unlawfully constituted Board of Trustees, with as many as nine unqualified Trustees.

     6. As a practical matter, absent injunctive and declaratory relief the timing of Defendants' actions will result in the disenfranchisement of First Union's other shareholders from the process of electing persons eligible to be seated on First Union's Board of Trustees.

     7. This Court's immediate intervention is necessary and appropriate, given the proximity of the upcoming Annual Meeting scheduled for April 14, 1998, and the likelihood of severe and irreparable harm to First Union and its shareholders if Defendants' unlawful scheme is allowed to proceed.

               FACTS GIVING RISE TO FIRST UNION'S CLAIMS
               -----------------------------------------

     8. First Union was created in 1961 for the purpose of conducting business as a REIT, as that term is defined in Section 856 of the Internal Revenue Code of 1986, as amended (the "Code"). Since its creation First Union has continually operated in a manner to qualify as a REIT.

     9. REITs are a product of federal tax policy and tax laws. Congress authorized the creation of REITs in 1960 for the purpose of allowing small investors to enjoy the benefits of a marketable interest in a professionally selected and managed portfolio of real estate properties, without having the income generated by the REIT properties subject to federal income tax at the entity level. Congress thus sought, through the REIT mechanism, to allow small investors to enjoy certain benefits attributable to the ownership of substantial commercial properties which large and more affluent investors enjoy from direct investment in real estate or investment in real estate through other organizational structures.

     10. First Union exists pursuant to, and the conduct of its business and affairs is governed by, the Declaration of Trust, a copy of which is attached hereto as Exhibit A. The Declaration of Trust is a contract among First Union, the Board of Trustees, and First Union's shareholders. Each shareholder of First Union is a party to the Declaration of Trust.

     11. In addition, the share certificate delivered to each shareholder expressly states that by accepting the certificate the shareholder agrees to be bound by all the terms and provisions of the Declaration of Trust. The form of the share certificate, including its language, is specified in the By-Laws of First Union.

     12. As owners of First Union shares of beneficial interest, Defendants Gotham and Gotham II are parties to, and are contractually bound by the provisions of the Declaration of Trust.

     13. The By-Laws of First Union (the "By-Laws") similarly govern the contractual relationship between First Union, its Board of Trustees, and First Union's shareholders. A copy of the By-Laws is attached to the Declaration of Trust, which is attached hereto as Exhibit A.

     14. The Declaration of Trust vests in First Union's Board of
Trustees the absolute and exclusive power and authority to manage the Trust and its affairs.

     15. The Board of Trustees currently consists of nine (9) Trustees elected by First Union's shareholders at annual meetings of First
Union's shareholders.

     16. Pursuant to Section 8.1 of the Declaration of Trust, the Board of Trustees is divided into three classes -- Class I, Class II and Class III -- which classes are required to be as nearly equal in size as possible. Each class of Trustees currently has three members.

     17. Pursuant to Section 8.2 of the Declaration of Trust, only one class of Trustees is elected by First Union's shareholders in any given year. As a result, First Union has a "staggered" Board of Trustees, the purpose of which, among other things, is to provide continuity of management of the Trust and prevent a majority of the Board of Trustees from being elected at any given Annual Meeting.

     18. First Union's Annual Meeting for 1998 is scheduled to take place on or about April 14, 1998. Preparation of First Union's proxy materials for filing with the United States Securities and Exchange Commission ("SEC") and mailing to shareholders will likely begin months in advance of the Annual Meeting.

     19. On information and belief, Defendants began acquiring First Union shares in or about December, 1996. On information and belief, these shares were acquired for the undisclosed purpose of gaining control of First Union. The means by which Defendants would seek to achieve this goal were kept secret, however, until on or about January 8, 1998.

     20. Indeed, since they began acquiring shares as early as December, 1996, Defendants have refused to respond to various requests for information, including First Union's request that Defendants disclose the identities of their limited partners pursuant to, among other things, Section 11.7 of the Declaration of Trust and Article VI,
Section 6 of the By-Laws.

     21. On or about January 8, 1998, Gotham hand-delivered a letter to First Union's Secretary and General Counsel (the "January 8, 1998 letter"), a copy of which is attached hereto as Exhibit B.

     22. The January 8, 1998 Letter purports to provide notice of the following actions pursuant to Article I, Section 7 of First Union's By-Laws:

          A.   Gotham's nomination of William A. Ackman, David P.
               Berkowitz, and James A. Williams for election as Class II Trustees to First Union's Board of Trustees at First Union's 1998 Annual Meeting.

          B. Gotham's proposal to increase the number of Trustees constituting the full Board of Trustees by six, and to elect the six additional Trustees at the 1998 Annual Meeting (the "Proposal").

          C. Gotham's nomination of Daniel Schuchman, Steven S. Snider, Mary Ann Tighe, Stephen J. Garchik, David S. Klafter and Daniel J. Altobello for election to the six newly created positions on First Union's Board of Trustees.

     23. Also on or about January 8, 1998, Defendants publicly revealed their intention to solicit proxies in support of their nominees and their Proposal to expand the Board of Trustees in documents filed with the SEC.

     24. As set forth below, Defendants' efforts to nominate persons to First Union's Board of Trustees and simultaneously to expand the Board of Trustees and elect six additional Trustees pursuant to their unlawful Proposal are in breach of the Declaration of Trust, and reveal Defendants' determination to achieve their objectives by flaunting their contractual obligations to First Union and its other shareholders.

     25. Section 11.7 of the Declaration of Trust and Article VI,
Section 6 of the By-Laws permit First Union to demand certain ownership information from its shareholders.

     26. First Union demanded that Defendants provide the information required under Section 11.7 of the Declaration of Trust and Article VI, Section 6 of the By-Laws as early as mid-1997.

     27. Defendants refused to comply with, and have not provided the information sought in First Union's demand upon Defendants.

     28. In addition, Defendants' failure to provide the information requested of them pursuant to the Declaration of Trust and By-Laws renders Gotham's purported nomination of persons to serve as Trustees and the Proposal null and void. Article VI, Section 6, of First Union's By-Laws plainly provides that ownership of shares in First Union is conditioned upon the "shareholder" providing definitive information upon request. Failure by a shareholder to comply with such a request results in his shares being deemed "Excess Securities."

     29. Pursuant to the By-Laws, Excess Securities are not entitled to voting rights and are not considered to be outstanding for quorum or voting purposes.

     30. Because Defendants' shares were Excess Securities at the time Gotham made its purported nominations and Proposal, Gotham was not entitled to propose any matter for consideration at the April 1998 Annual Meeting, and the purported nominations as well as the Proposal are null and void.

     31. First Union has been, and, absent declaratory and injunctive relief, will continue to be harmed by, Defendants' efforts to have First Union's shareholders vote upon the purported nominations and unlawful Proposal at the upcoming meeting of First Union's shareholders.

     32. Article I, Section 7 of the By-Laws likewise requires the proponents of any proposal for the consideration of shareholders at an annual meeting to state the name and address of each other shareholder known to be supporting the nomination and/or proposal, and to disclose the holdings of those supporters.

     33. On information and belief, Defendants have communicated with, and may have gained the support of other shareholders for their nominations and the Proposal, but have not disclosed the identities of those other shareholders to First Union.

     34. First Union has been, and, absent declaratory and injunctive relief, will continue to be harmed by, Defendants' failure to provide the requested information about persons supporting their purported nominations and unlawful Proposal.

     35. Article I, Section 7 of the By-Laws further requires the proponents of any proposal to reveal any financial interest they may have in the proposal.

     36. Gotham has failed to disclose the following financial interests of its purported nominees in violation of the By-Laws:

          a. One of Gotham's "nominees," Daniel J. Altobello, is an executive officer of ONEX Corporation, a vendor of Imperial Parking, a subsidiary of First Union's affiliated management company.

          b.   Daniel J. Altobello is a person controlled by Gotham.

          c.   ONEX and First Union are parties to a "Put-Call
               Agreement," which Agreement is triggered by a change of control of First Union, to the benefit of ONEX and/or the nominee.

     37. First Union has been, and absent declaratory and injunctive relief will continue to be harmed by, Defendants' failure to abide by their obligation to identify financial interests as required by
Article I, Section 7 of the By-Laws.

     38. Section 8.10 of the Declaration of Trust disqualifies any person from serving as Trustee who owns more than 1% of the securities of, or is otherwise affiliated with another REIT, or owns more than 1% of the securities of, or is otherwise affiliated with any other real estate company that competes with First Union for investments.

     39. On information and belief, Defendants and/or their purported nominees own or are affiliated with such other REITs and/or such competing entities. Defendants have failed to adequately disclose these affiliations.

     40. First Union has been, and, absent declaratory and injunctive relief, will continue to be harmed by Defendants' unlawful efforts to nominate and elect unqualified nominees who are not eligible to be seated on First Union's Board of Trustees.

     41. Section 8.4 of the Declaration of Trust reserves to the Trustees the right and authority to fill any vacancy on the Board of Trustees.

     42. Defendants' Proposal unlawfully attempts to usurp this authority from the Trustees by providing for the simultaneous election of six new Trustees at the April 1998 Annual Meeting.

     43. The attempt to pack First Union's Board with six additional Trustees at the April 1998 Annual Meeting also violates the Declaration of Trust's provisions providing for a staggered board.

     44. Defendants' Proposal violates numerous other provisions of the Declaration of Trust and By-Laws.

     45. First Union has been, and, absent declaratory and injunctive relief, will continue to be harmed by Defendants' efforts to have their purported nominees and unlawful Proposal presented to First
Union's shareholders at the April 1998 Annual Meeting.

                 PUBLIC INTEREST AND IRREPARABLE HARM
                 ------------------------------------

     46. Defendant's attempt to increase the size of, and pack the Board with its agents and affiliates would cause a "change in control" under certain of First Union's credit and other agreements. Such a "change in control" would trigger rights of First Union's lenders and other parties that, if exercised, would cause irreparable damage to First Union's business and to its shareholders' interests.

     47. First Union is a publicly traded company with numerous small shareholders. These shareholders, First Union, and, indeed, the investing public, have a significant interest in preserving the integrity of First Union's Declaration of Trust and the matters to be put before the April 14, 1998 Annual Meeting.

     48. First Union, its shareholders, and the investing public have a significant interest in preserving the integrity of the contractual obligations set forth in the Declaration of Trust and By-Laws.

     49. First Union, its shareholders, and, indeed, the investing public have a significant interest in preventing the election of unqualified Trustees to an unlawfully constituted Board of Directors which is beholden to the interests of one or two large shareholders.

     50. First Union, its shareholders, and, indeed, the investing public will be irreparably harmed in the absence of the requested injunctive and declaratory relief.

                    COUNT I -- DECLARATORY JUDGMENT
                    -------------------------------

     51. First Union incorporates by reference each of the preceding paragraphs as if set forth fully herein.

     52. A real and substantial controversy exists between First Union and Defendants concerning Defendants' standing to make any proposal to First Union shareholders at the April 1998 Annual Meeting, the legality and propriety of Defendants' purported nominations to First Union's Board of Trustees, and Defendants' Proposal to expand First Union's Board of Trustees by electing six new Trustees at the April 1998 Annual Meeting.

     53. First Union is entitled to a declaration of this Court that Defendants have violated their contractual obligations in the Declaration of Trust and By-Laws, and that their purported nominations of Trustees and Proposal are unlawful, null and void.

                     COUNT II -- INJUNCTIVE RELIEF
                     -----------------------------

     54. First Union incorporates by reference each of the preceding paragraphs as if set forth fully herein.

     55. On account of the activities of Defendants described herein, First Union has suffered, and, absent declaratory and injunctive relief, will continue to suffer irreparable harm for which there is no adequate remedy at law.

     56. The public interest will be served by granting First Union injunctive relief against Defendants' unlawful conduct.

     57. Defendants will not suffer any legally cognizable harm if they are enjoined from violating their contractual obligations to First Union and its other shareholders.

     58. First Union is entitled to injunctive relief to stop
Defendants from pursuing their unlawful activities and specifically to enforce Defendants' contractual obligations pursuant to the Declaration of Trust and By-Laws.

                           PRAYER FOR RELIEF
                           -----------------

     WHEREFORE, Plaintiff prays:

     A. That a preliminary injunction be issued pending final determination of this cause:

          1. Specifically enforcing the Declaration of Trust as to Defendants' shares and determining them to be Excess Securities pursuant to, inter alia, Article VI, Section 6 of First Union's By-Laws, that have no voting rights and may not be considered for quorum or voting purposes;

          2. Declaring Defendants' Proposal and purported nomination of candidates to sit on First Union's Board of Trustees to be unlawful and in violation of their contract with First Union and its other shareholders, and, accordingly, null and void; and

          3. Enjoining Defendants, their officers, agents, servants, employees, and attorneys, and those persons in active concert or participation with them who receive actual notice of such order, from:

          a. violating any of the terms and/or conditions of the Declaration of Trust and By-Laws, by, among other things, supporting or soliciting proxies on behalf of the Proposal set forth in the January 8, 1998 letter;

          b. violating any of the terms and/or conditions of the Declaration of Trust and By-Laws by, among other things, supporting or soliciting proxies on behalf of Defendants' slate of nominees for the First Union Board of Trustees, and in particular, for unqualified nominees of their choosing; and

          c. violating any other term or condition of the Declaration of Trust and By-Laws.

     B. That upon final determination of this cause said preliminary injunction be made permanent.

     C. That the Court grant Plaintiff its costs herein and such further relief as may be just and proper.

                                    Respectfully submitted,



                                    /s/ Frances Floriano Goins
                                    --------------------------------
                                    Frances Floriano Goins (0018631)
                                    George M. von Mehren (0001001)
                                    Roger M. Gold (0055905)
                                    SQUIRE, SANDERS & DEMPSEY L.L.P.
                                    4900 Key Tower
                                    127 Public Square
                                    Cleveland, Ohio 44114-1304
                                    (216) 479-8500

                                    James P. Murphy (0003874)
                                    SQUIRE, SANDERS & DEMPSEY L.L.P.
                                    1201 Pennsylvania Avenue N.W.
                                    P.O. Box 407
                                    Washington, D.C. 20044
                                    (202) 626-6600

                                    Attorneys for Plaintiff
                                    First Union Real Estate Equity
                                    and Mortgage Investments









                     FIRST UNION REAL ESTATE EQUITY

                         AND MORTGAGE INVESTMENTS





                       AMENDED DECLARATION OF TRUST

                    (AS AMENDED THROUGH JULY 25, 1986)



                              TABLE OF CONTENTS
                              -----------------

ARTICLE I  NAME OF TRUST - TITLE TO TRUST PROPERTY
      Section 1.1    Name of Trust                                           5
      Section 1.2    Title of Trust                                          5
      Section 1.3    Purposes of Trust                                       5

ARTICLE II  POWERS AND AUTHORITY OF TRUSTEES
      Section 2.1    General                                                 6
      Section 2.2    Power to Acquire, Hold and Dispose of Real Estate
                     and Personal Property                                   6
      Section 2.3    Power to Acquire, Hold and Dispose of Securities        6
      Section 2.4    Name In Which Title Held                                7
      Section 2.5    Power to Borrow, Mortgage and Pledge                    7
      Section 2.6    Power to Lend and Invest                                7
      Section 2.7    Power to Pay Taxes                                      7
      Section 2.8    Power to Transfer Trust to Corporation                  7
      Section 2.9    Power as to Securities                                  8
      Section 2.10   Power to Delegate                                       8
      Section 2.11   General Power to Enforce and Collect Securities         8
      Section 2.12   Power to Incur Expenses, Appoint and Employ
                     Officers and Agents                                     8
      Section 2.13   Power to Endorse and Guarantee                          9
      Section 2.14   Power as to Bank Deposits                               9
      Section 2.15   Power to Determine Capital and Income                   9
      Section 2.16   Power to Value Trust Property and Keep Books            9
      Section 2.17   Power to Solicit Proxies, etc                           9

ARTICLE III  LIMITATIONS OF LIABILITY OF BENEFICIARIES, TRUSTEES & OTHERS
      Section 3.1    No Personal Liability of Beneficiaries                  9
      Section 3.2    Trustee's Liability Other Than to the Trust of
                     Beneficiary                                            10
      Section 3.3 Trustee's Liability to Trust and Beneficiaries - Indemnification and Reimbursement - Bond and
                     Security                                               10
      Section 3.4    No implied Covenants or Obligations to be Read
                     Into this Instrument; Trustees' Right to Rely on Investment Advisers and Counsel and Accountants;
                     General Right to Rely                                  11

ARTICLE IV  SHARES OF BENEFICIAL INTEREST
      Section 4.1    Shares $1 Par Value; Non-Assessable and Not
                     Limited In Number                                      11
      Section 4.2    Share Certificate                                      12
      Section 4.3    Issue of Shares                                        12
      Section 4.4    Trustees Right to Own Shares                           12
      Section 4.5    Indemnification of Underwriters                        13

ARTICLE V  RECORD AND TRANSFER OF SHARES
      Section 5.1    Register of Shares - Record Owners                     13
      Section 5.2    Transfer Agents and Registrars                         13
      Section 5.3    Deposit of Certificates with Transfer Agents           13
      Section 5.4    Transfer on Records of Trust                           13
      Section 5.5    Transfer by Operation of Law                           14
      Section 5.6    Joint Owners of Shares                                 14
      Section 5.7    Duty of Trustees In Share Transfers                    14
      Section 5.8    Lost Certificates                                      14
      Section 5.9    Regulations on Transfer                                14

ARTICLE VI  CHARACTERISTICS OF SHARES
      Section 6.1    Trustees In Complete Control                           15
      Section 6.2    Trust Not Affected by Death of Beneficiary             15
      Section 6.3    Shares Held by Trust                                   15

ARTICLE VII  MEETINGS OF BENEFICIARIES
      Section 7.1    Annual and Special Meetings Call                       15
      Section 7.2    Notice of Meetings                                     15
      Section 7.3    Beneficiaries Cannot Bind Trustees                     16
      Section 7.4    Closing Transfer Books - Record Date                   16
      Section 7.5    Voting                                                 16
      Section 7.6    Report at Annual Meeting                               16
      Section 7.7    Inspection of Records                                  16

ARTICLE VII  TRUSTEES
      Section 8.1    Number of Trustees                                     16
      Section 8.2    Election of Trustees; Terms of Officer                 17
      Section 8.3    Resignation and Removal                                17
      Section 8.4    Filling Vacancy                                        17
      Section 8.5    Trust Continues                                        18
      Section 8.6    Trustees' Meetings and Action                          18
      Section 8.7    Trustees' Compensation                                 18
      Section 8.8    By-Laws of Trust                                       18
      Section 8.9    Executive Committee                                    18
      Section 8.10   Trustee's Other Business Activities                    19

ARTICLE IX  DISTRIBUTIONS TO BENEFICIARIES
      Section 9.1    Trustees May Make Distributions                        19
      Section 9.2    Retained Amounts                                       19
      Section 9.3    Information to Beneficiaries                           19

ARTICLE X  AMENDMENT TO TRUST
      Section 10.1   Amendment                                              19

ARTICLE XI  MISCELLANEOUS
      Section 1.11   Failure to Qualify as Real Estate Investment Trust     20
      Section 11.2   Laws of Ohio Government                                20
      Section 11.3   Counterparts                                           20
      Section 11.4   Certifications                                         20
      Section 11.5   Recording                                              21
      Section 11.6   Annual Financial Statements                            21
      Section 11.7   Information on Share Ownership                         21
      Section 11.8   Fiscal Year                                            24
      Section 11.9   Notices                                                24
      Section 11.10  Contingent Powers of Beneficiaries                     22
      Section 11.11  Investment Policy                                      22
      Section 11.12  Notices on Distributions                               23
      Section 11.13  Transactions with Interested Parties                   24
      Section 11.14  Advisers                                               24
      Section 11.15  Limitation on Expenses                                 24
      Section 11.16  Appraisals                                             24
      Section 11.17  Prohibited Investments                                 25
      Section 11.18  Prohibited Activities                                  25
      Section 11.19  No Power to Disqualify Trust as a Real Estate
                     Investment Trust                                       25
      Section 11.20  Purpose of Article and Section Headings                25
      Section 11.21  Controlling Effect of Article XI                       25
      Section 11.22  Trustees' Power to Incur Indebtedness and Other
                     Obligations/Limitations                                25
      Section 11.23 Trustees' Power to Invest in New Buildings and Partnerships, Joint Ventures and Unimproved Land
                     for New Buildings                                      26
      Section 11.24  Trustees' Power to Invest in Real Estate Mortgages
                     and in Certain Evidences of Indebtedness               27
      Section 11.25  Options Respecting Trust Securities                    27
      Section 11.26  Authority of Trustees to Authorize Additional
                     Restrictions                                           27

ARTICLE XII  DURATION OF THE TRUST
      Section 12.1   Term of Trust                                          27
      Section 12.2   Sale of All Trust Property                             28
      Section 12.3   Liquidation                                            28



FIRST UNION REAL ESTATE EQUITY AND MORTGAGE INVESTMENTS
AMENDED DECLARATION OF TRUST
(As amended through July 25, 1986)
==============================================================================


BY THIS AMENDED DECLARATION OF TRUST, effective July 25, 1986, amending the Amended Declaration of Trust made August 1, 1961, and thereafter amended from time to time through April 10, 1984 (said Amended Declaration of Trust, as heretofore and hereby amended, being referred to herein as "this Declaration") by such persons as may from time to time be Trustees:

The Trustees of First Union Real Estate Equity and Mortgage Investments hereby agree and declare that they will hold all property of every type and description which they have acquired or may hereafter acquire as such Trustees, together with the proceeds thereof and the rents an other income therefrom, IN TRUST, on the terms and conditions set forth in this Declaration, for the benefit of the holders from time to time of the certificates representing the shares of beneficial interest in the Trust property issued by the Trust.

Where the context permits, "Beneficiaries" shall mean the record holders from time to time of shares of beneficial interest in the Trust property, "Trustees" or "Trust" shall mean Otes Bennett, Jr., Leigh Carter, Allen H. Ford, George J. Grabner, William E. Conway, William A. Parker, Jr., Donald S. Schofield, Richard N. Thielen and E. Bradley Jones, and any successor or additional trustees who shall be appointed and duly qualify, so long as they shall continue as such duly qualified trustees, and said terms shall refer to such persons in their capacity as trustees and not in their individual capacities and shall not include the officers, agents, representatives or Beneficiaries of the Trust, and "Trust Property" shall mean the property from time to time subject to this Declaration.

ARTICLE I
NAME OF TRUST - TITLE TO TRUST PROPERTY
---------------------------------------

SECTION 1.1. NAME OF THE TRUST.

The name of this Trust shall be: "First Union Real Estate Equity and Mortgage Investments" and, so far as may be practicable, the business of the Trust shall be conducted in that name, the trade name "First Union", or such other trade name as the Trustees may adopt in order to satisfy governmental regulation. The Trustees may make and execute deeds, mortgages, leases, contracts, and other instruments, acquire, mortgage, lease, convey and transfer real or personal property, and sue and be sued under any of the aforesaid names.

SECTION 1.2 TITLE TO TRUST PROPERTY.

Legal title to all Trust property shall be vested in the Trustees, and held by and transferred to the Trustees, except as provided in Section
2.4 or elsewhere herein.

SECTION 1.3. PURPOSES OF TRUST.

Notwithstanding anything to the contrary contained in this Declaration of Trust, the purposes of the Trust hereby created shall be to purchase, acquire, hold, improve, lease, sell or mortgage or otherwise encumber real property or real and personal property or interests in real or personal property, to receive the income, interest, rents and profits thereof, and to reinvest them or distribute them, in accordance with the provisions of this Declaration of Trust, to the holders of beneficial interests in the Trust.

ARTICLE II
POWERS AND AUTHORITY OF TRUSTEES
--------------------------------

SECTION 2.1. GENERAL.

The Trustees shall have, without prior or further authorization, absolute and exclusive power, control and authority over the Trust property held by them at any time hereunder, over the management and disposition thereof, and over the management and conduct of the business of the Trust to the same extent as if the Trustees were the sole owners of such property and business in their own right, free from any power of control on the part of the Beneficiaries, subject only to the limitations herein expressly stated. No person (the word "person" whenever used in this Declaration, except where the context otherwise requires, shall be deemed to mean any individual, individuals, association, trust, partnership, corporation, or other entity) shall in any event be bound to see to the application of any money or property paid to or delivered to the Trustees or their authorized representative. No investment or reinvestment of the Trust property hereunder shall be deemed improper because of its speculative character, whether or not the same be producing income or be of the kind commonly regarded by law as proper investments for trust funds, or because a greater proportion of the Trust property is invested therein that is usual for trustees.

The Trustees shall have all powers necessary, convenient or appropriate to effectuate the purposes of the Trust and may take any action which they may deem necessary or desirable to that end, although such matters or things are not herein specifically mentioned. Any determination of the purposes of the Trust made by the Trustees in good faith shall be conclusive. In construing the provisions of this Declaration, the presumption shall be in favor of the grant of owners to the Trustees.

Without restricting or limiting the generality of the foregoing, such powers of the Trustees shall include the powers enumerated below in this Declaration; provided however, that the powers granted in this Declaration are subject to and limited by the provisions of Article XI hereof.

SECTION 2.2. POWER TO ACQUIRE, HOLD AND DISPOSE OF REAL AND PERSONAL
PROPERTY.

The Trustees shall have power for such consideration and on such terms and conditions as they may deem proper, through the issuance of shares of beneficial interest in the Trust property or through the issuance of notes, debentures, bonds, or other obligations of the Trust, for cash, or otherwise, to purchase or acquire, to hold, manage, improve, lease (including building leases, part of the consideration for which is the building on or adding to the premises by the lessee) for any term, whether or not extending beyond the possible termination of the Trust, to rent, convey, sell, option, exchange, mortgage (with or without power of sale), release, partition, or otherwise deal in personal property or in real estate of any type and description, including fee, leasehold, mortgage, ground rent and any other type of interest therein, and/or buildings and structures and tangible personal property of any type and description situated thereon or elsewhere, to adjust boundaries and grant or obtain easements or options with or without consideration, and to erect, construct, alter, repair, demolish or otherwise physically affect any buildings or structures of any type or description.

SECTION 2.3. POWER TO ACQUIRE, HOLD AND DISPOSE OF SECURITIES.

The Trustees shall have power, for such consideration and on such terms and conditions as they may deem proper, through the issuance of shares of beneficial interest in the Trust property, through the issuance of notes, debentures, bonds, or other obligations or securities of the Trust, for cash, or otherwise to acquire, and to hold, sell, exchange, pledge, collect and pay, stocks, bonds, notes, certificates of indebtedness, debentures, mortgages (first or otherwise), bank acceptances, drafts, certificates of interest, securities, obligations, and in general any property or rights (legal or equitable) owned, held, created, or issued by or representing an interest in any corporation, business trust (including the business trust created by these presents), trust, partnership, or other organization whether domestic or foreign, any individual, the United States of America or any of the several states or territories or any political subdivisions or agencies thereof, or foreign governments or political subdivisions thereof.

SECTION 2.4. NAME IN WHICH TITLE HELD.

The Trustees shall have power to cause legal title to (or evidences of title to) any property of this Trust to be held in the name of the Trust, of one or more of the Trustees or of any other person, on such terms, in such manner, and with such powers as the Trustees hereunder may determine and without disclosure that the Trustees are interested therein).

SECTION 2.5. POWER TO BORROW, MORTGAGE AND PLEDGE.

The Trustees shall have power to borrow money for the purposes of this Trust, to give notes, debentures, bonds, and other negotiable or nonnegotiable instruments of this Trust therefor, to enter into other obligations on behalf of the Trust, and to mortgage and pledge the real and personal property of this Trust or any part thereof to secure any of the foregoing.

SECTION 2.6. POWER TO LEND AND INVEST.

The Trustees shall have power to lend money (other than to Beneficiaries, officers, employees, or Trustees of the Trust) and to invest and reinvest any funds of the Trust as they shall deem wise; and to create a reserve fund or reserve funds for such purposes as the Trustees deem advisable and invest or reinvest the same in such manner as they may deem best.

SECTION 2.7. POWER TO PAY TAXES.

The Trustees shall have power to pay all taxes or assessments, of whatever kind or nature, imposed upon or against the Trustees individually or collectively in connection with the Trust property, or upon or against the Trust property or any part thereof; and for any of the foregoing purposes to make such returns and do all such other acts and things as may be deemed by the Trustees as necessary or desirable.

SECTION 2.8. POWER TO TRANSFER TRUST TO CORPORATION.

The Trustees, with the approval of the holders of a majority of the shares then outstanding, shall have power to cause to be organized or assist in organizing under the laws of any jurisdiction a corporation or corporations or any other trust, association, or other organization to take over the Trust property or any part or parts thereof or to carry on any business in which this Trust shall directly or indirectly have any interest, and to sell, convey, and transfer the Trust property or any part or parts thereof to any such corporation, trust, association, or organization in exchange for the shares or securities thereof or otherwise, and to lend money to, subscribe for the shares or securities of, and enter into any contracts with any such corporation, trust, association or organization, or any corporation, trust, partnership, association, or organization in which this Trust holds or is about to acquire shares or any other interest.

Provided, however, that no transfer of substantially all of the Trust property shall be made to any corporation, trust, association, or other organization if the Federal Income Tax benefits equivalent to those available under Sections 856 to 858 of the Internal Revenue Code to "real estate investment trust" which receive and distribute the income from such property would not be available to such transferee.

SECTION 2.9. POWER AS TO SECURITIES.

The Trustees shall have power to exercise all the rights, powers, and privileges appertaining to the ownership of all or any securities forming part of the Trust property to the same extent that an individual might, and, without limiting the generality of the foregoing, to vote, or give any consent, request, or notice, or waive any notice, either in person or by proxy or power of attorney, with or without power of substitution, to one or more persons, which proxies and powers of attorney may be for meetings or action generally or for any particular meetings or action, and may include the exercise of discretionary powers.

SECTION 2.10. POWER TO DELEGATE.

Except as otherwise provided herein, the Trustees shall have power to delegate from time to time to such one or more of their number, or to such other person or persons as the Trustees may deem appropriate, the doing of such things and the execution of such deeds or other instruments either in the names of all the Trustees or as the Trust's agents, officers, employees, attorneys or representatives, as the Trustees may from time to time deem expedient.

SECTION 2.11. GENERAL POWER TO ENFORCE AND COLLECT SECURITIES.

The Trustees shall have power to collect, sue for, receive and receipt for all sums of money coming due to this Trust, to consent to the extension of the time for payment of, to waive defaults in respect of, or to consent to the renewal of any bonds or other securities or obligations, and to engage or intervene in, prosecute, defend, compound, compromise, abandon or adjust, by arbitration or otherwise, any actions, suits, proceedings, disputes, claims, demands, or things relating to the Trust property; to be parties to reorganizations and to transfer to and deposit with any corporation, committee, voting trustees, or other persons, any stocks, shares, or bonds, or other securities or obligations of any corporation, trust, association, or other organization, the securities of which form a part of the Trust property, for the purposes of any reorganization of any such corporation, trust, association, or other organization, or otherwise to participate in any arrangement for enforcing or protecting the interests of the Trustees as the owners or holders of such stocks, shares, bonds, or other securities or obligations and to pay any assessment levied in connection with such reorganization or arrangements; and to give time with or without security for the payment or delivery of any debts or property and to execute and enter into releases, agreements, and other instruments; and to pay or satisfy any debts or claims upon evidence that the Trustees think sufficient.

SECTION 2.12. POWER TO INCUR EXPENSES, APPOINT AND EMPLOY OFFICERS AND
AGENTS.

The Trustees shall have power to incur and pay from the Trust property, or reimburse other for payments made in connection with, any charges or expenses which, in the opinion of the Trustees, are necessary or incidental to, or proper for the organizing or financing of the Trust or for the carrying out of any of the purposes of the Trust without regard to whether such charges or expenses are for services rendered before or after the execution of this Declaration and without regard to any interest of any Trustee in such payment; to employ such clerical assistance as they deem necessary to the transaction of the business of the Trust; to appoint, engage, or employ officers and other persons, firms or corporations, including consultants, accountants, technical, financial, real estate or investment advisers or managers, attorneys, real estate agents or brokers, corporate fiduciaries, depositories, transfer agents for the transfer of shares in the Trust, registrars, underwriters, investment bankers, or others for the sale of shares or securities of, or financing of, the Trust; and to fix their titles, duties, periods of employment and compensation. The same persons may be employed in multiple capacities and may receive compensation from the Trust in as many capacities as they may be engaged or employed by the Trust, and the Trustees, or any of them, may be the persons, or be interested in the persons, so employed.

SECTION 2.13. POWER TO ENDORSE AND GUARANTEE.

The Trustees shall have power to endorse or guarantee the payment of any notes or other obligations of any person; to make contracts of guaranty or suretyship, or enter into other obligations therefor; and to mortgage and pledge the real and personal property of the Trust or any part thereof to secure any or all of such obligations provided that no such endorsement, guaranty, or suretyship shall relate to the individual obligation of any officer, employee or Trustee of the Trust.

SECTION 2.14. POWER AS TO BANK DEPOSITS.

The Trustees shall have power to deposit any moneys or securities included in the Trust property with any one or more banks, trust companies, or other banking institutions deemed by the Trustees to be responsible, without regard to whether such accounts will earn interest, such moneys or securities to be subject to withdrawal on notice or upon demand and in such manner as the Trustees may determine, and the Trustees shall have no responsibility for any loss which may occur by reason of the failure of the person with whom the moneys or securities have been deposited properly to account for the moneys or securities so deposited.

SECTION 2.15. POWER TO DETERMINE CAPITAL AND INCOME.

The Trustees shall have power to determine conclusively whether any monies, securities, or other properties of the Trust are for the purposes of the Trust to be considered as capital or income and in what manner any expenses or disbursements are to be borne as between capital and income whether or not in the absence of the provision such moneys, securities, or other properties would be regarded as capital or as income and whether or not in the absence of this provision such expense or disbursement would ordinarily be charged to capital or to income.

SECTION 2.16. POWER TO VALUE TRUST PROPERTY AND KEEP BOOKS.

The Trustees shall have power from time to time to determine conclusively the value of, and to revalue, any of the real estate, securities, or other properties of this Trust and any services, securities, property or other consideration hereafter to be acquired by this Trust in accordance with such appraisals or other information as they deem satisfactory, and in accordance with methods of valuation consistently applied; and to keep the books of the Trust and render reports to the Beneficiaries of the Trust on the basis of the figures so adopted.

SECTION 2.17. POWER TO SOLICIT PROXIES ETC.

The Trustees shall have power to solicit proxies of the Beneficiaries, to adopt and use a seal, and to determine the fiscal year of the Trust and the method or form in which its accounts shall be kept and to change from time to time the fiscal year or method or form of accounts.

ARTICLE III
LIMITATIONS OF LIABILITY OF BENEFICIARIES, TRUSTEES AND OTHERS
--------------------------------------------------------------

SECTION 3.1. NO PERSONAL LIABILITY OF BENEFICIARIES.

No Beneficiary of this Trust shall be held to any personal liability whatsoever, in tort, contract or otherwise, in connection with Trust property or the affairs of this Trust, nor shall any Beneficiary be liable to assessment in connection therewith. The Trustees shall have no power to bind the Beneficiaries personally, and all persons shall look solely to the Trust property for satisfaction of claims of any nature arising in connection with Trust property or the affairs of this Trust, whether founded upon any debt, demand, judgment, decree or obligation of any nature whatsoever against or incurred by the Trust, or by the Trustees, or by any officer, employee, or agent thereof.

The Trustees shall maintain such insurance against possible liability on the part of the Trust and on the part of the Beneficiaries and any officers or Trustees of the Trust in the course of trust business as the Trustees in their sole discretion deem to be appropriate to protect the Trust property, the Beneficiaries and the officer. or Trustees of the trust

In every written order, contract, bond, note, mortgage, instrument or obligation given or executed by the Trustees or with their authority, the Trustees shall cause to be inserted a provision that the Beneficiaries shall not be personally liable and that the other party shall look solely to the property of the Trust for the payment of any claim thereunder. The omission, however, of such provision from any such document or instrument shall not affect the validity thereof or render the Beneficiaries personally liable thereon, nor shall the Trustees or any officer, employee or agent of the Trust be liable for such omission, nor shall such omission in any way affect any right of the Trustees or Beneficiaries to indemnification from the Trust property.

SECTION 3.2. TRUSTEE'S LIABILITY OTHER THAN TO THE TRUST OR
BENEFICIARY.

No Trustee, officer, employee or agent of this Trust shall be held to any personal liability whatsoever, in tort, contract or otherwise, to others than the Trust or the Beneficiaries in connection with Trust property or the affairs of this Trust; and all such persons shall look solely to the Trust property for satisfaction of claims of any nature arising in connection with Trust property or the affairs of this Trust. If the Trustees, as Trustees, are made parties to any suit or proceedings to enforce any such obligation or liability, they shall not on account thereof be held to any personal liability.

SECTION 3.3 TRUSTEE'S LIABILITY TO TRUST AND BENEFICIARIES -
INDEMNIFICATION AND EXPENSE -- BOND AND SECURITY.

No Trustee, officer, employee or agent of this Trust shall be personally liable for any act or omission of any other Trustee (including without limitation the failure to compel in any way any former or acting or future Trustee to redress any breach of trust), officer, employee or agent. Except for such of his own acts as constitute bad faith, willful misfeasance, or willful disregard of his duties, and except as otherwise prohibited by law, each Trustee, officer, employee or agent of the Trust shall be indemnified and held harmless from and against, and reimbursed for any and all loss, cost, liability, obligation and amounts paid in settlement incurred in connection with any threatened, pending or completed action, suit, arbitration or proceeding whether civil, criminal, administrative or investigative (including, without limitation, any action brought by or in the right of the Trust), arising out of or in connection with Trust property or the affairs of the Trust or which he may suffer because he is or was or consented to become a Trustee, officer, employee or agent of the Trust or is or was serving at the request of the Trust as a trustee, director, officer, employee or agent of another corporation or enterprise.

The rights accruing to any person under these provisions shall not exclude any other right to which he may be lawfully entitled, nor shall anything contained herein restrict the right of this Trust to indemnify or reimburse such Trustee, officer, employee or agent in any proper case even though not specifically provided for herein, nor shall anything contained herein restrict such rights of a Trustee to contribution as may be available under applicable law. The Trustees may make advance payments in connection with indemnification under this section provided that the indemnified Trustee, officer, employee or agent of the Trust shall have given a written undertaking to repay such amount in the event that it is ultimately determined that he is not entitled to such indemnification for such amounts under applicable law, this Declaration of Trust, any agreement entered into pursuant to this Section 3.3 or otherwise.

In order to carry out the intent and purposes of this section, and to assure the Trust's performance of its obligations hereunder, the Trust shall have the power to enter into agreements with Trustees, officers, employees or agents designated by the Trustees, without specific approval thereof by the shareholders of this Trust. The terms of any such agreements need not be identical to the terms of any other such agreement and any such agreement which had been entered into may subsequently be amended or changed by mutual agreement of the parties thereto, without specific approval thereof by the shareholders of the Trust.

The Trust shall have the power to dedicate the assets of the Trust to establish arrangements for funding its indemnification obligations under this section, including but not limited to depositing assets in trust funds, obtaining bank letters of credit in favor of indemnified persons or entities, establishing specific reserve accounts and otherwise funding special self-insurance arrangements for these purposes.

No Trustee shall be obligated to give any bond or surety or other security for the performance of any of his duties.

SECTION 3.4. NO IMPLIED COVENANTS OR OBLIGATIONS TO BE READ INTO THIS INSTRUMENT; TRUSTEES' RIGHT TO RELY ON INVESTMENT ADVISERS AND COUNSEL AND ACCOUNTANTS.

GENERAL RIGHT TO RELY.

Without in any respect relieving the Trustees of this Trust from liability for bad faith, willful misfeasance, negligence, or willful disregard of their duties, it is expressly agreed that

(1) The duties and obligations of the Trustees shall be determined solely by the express provisions of this instrument and the Trustees shall not be liable except for the performance of such duties and obligations as are specifically set forth in this instrument and no implied duties or obligations shall be read into this instrument, and

(2) The Trustees are authorized to rely conclusively, as to the truth of the statements and the correctness of the opinions and facts expressed therein, upon any opinion or statements furnished to the trustees by the Trust's investment advisers. The Trustees of this trust shall not incur any personal liability whatsoever for their reliance on such opinions and statements and/or any action or lack of action based on such opinions or statements.

(3) The Trustees may consult with counsel and independent public accountants selected by the Trustees and the opinion of such counsel or independent public accountants shall be full and complete authorization and protection in respect of any action taken or suffered by the Trustees in accordance with or based on the opinion of such counsel or independent public accountants.

(4) The Trustees shall incur no personal liability whatsoever in acting upon any demand, notice, request, opinion, consent, waiver, certificate, document, statement of facts or instrument believed by them to be genuine or to have been signed or presented by the proper persons or properly or duly made.

ARTICLE IV
SHARES OF BENEFICIAL INTEREST
-----------------------------

SECTION 4.1. SHARES $1 PAR VALUE; NON-ASSESSABLE AND NOT LIMITED IN
NUMBER.

Beneficial interest in the Trust property shall be divided into and represented by shares issued to Beneficiaries hereunder which shares shall be of $1 par value. All such shares shall be non-assessable and non-redeemable and shall be of the same class with equal voting, distribution, liquidation and other rights. There shall be no limit on the number of shares which the Trust as authorized to issue. The Trustees shall initially issue 1,060,000 shares for such consideration, not less than par value, and on such terms as may be determined by the persons designated in this Declaration as original Trustees. Certificates for the initial shares shall be in the form provided in the By-Laws and shall be signed on behalf of the Trust by the facsimile signature of the two original Trustees and shall be countersigned by the Transfer Agent and Registrar. The Transfer Agent for the shares shall be The Union Commerce Bank, of Cleveland, Ohio, and the Registrar shall be The Cleveland Trust Company, Cleveland, Ohio, or such other persons as may be appointed by the Trustees.

SECTION 4.2. SHARES CERTIFICATES.

Every Beneficiary shall be entitled to receive a transferable certificate, in such form as the Trustees shall from time to time approve, specifying the number of shares of beneficial interest in the Trust property held by him. The certificates in the form so approved shall be treated as negotiable, and title thereto and to the shares represented thereby shall be transferred by delivery thereof endorsed either in blank or to a specified person by the person appearing by the certificate to be the owner of the shares represented thereby or by delivery of the certificate and of a separate document containing either a written assignment of the certificate or a power of attorney to sell, assign or transfer the certificate or the shares represented thereby, which separate document is signed by the person appearing by the certificate to be the owner of the shares represented thereby, and which assignment or power of attorney is either in blank or to a specified person. Unless otherwise determined by the Trustees, such certificates shall be signed, manually or by facsimile, by one or more of the Trustees or officers of this Trust designated for that purpose from time to time by the Trustees by instrument in writing filed with the transfer agent and registrar, if any, and shall be countersigned by a transfer agent, and registered by a registrar, if any. mere shall be filed with each transfer agent and registrar, if any, a certified copy of the form of certificate so approved by the Trustees, and such form shall continue to be used unless and until the Trustees approve some other form. In case any one or more officers or Trustees of this Trust who shall have signed certificates shall cease to be such Trustees or officers before the certificates so signed shall have been actually issued, such certificates may nevertheless be issued with the same effect as though the persons who signed such certificates had not ceased to be such officers or Trustees of this Trust. The Trustees may in their discretion authorize certificates to be signed or authenticated by the facsimile signature of the Trustees or officers who are authorized to sign such certificates; provided that any certificate signed or authenticated by the facsimile signature of an officer or Trustee shall not be valid unless countersigned by a transfer agent and registered by a registrar, if any.

SECTION 4.3. ISSUE OF SHARES.

The Trustees in their discretion may from time to time without vote of the Beneficiaries issue shares of this Trust, in addition to the then issued and outstanding shares and shares, if any, held in the treasury, to such party or parties and for such property or consideration, at such time or times, and on such terms as the Trustees may deem best, and may in such manner acquire other assets (real, personal, or mixed) and businesses, and no prior offering thereof to any Beneficiaries need be made.

SECTION 4.4. TRUSTEES RIGHT TO OWN SHARES.

A Trustee may acquire, hold or dispose of shares in the Trust for his individual account or the account of another and may exercise all rights of a Beneficiary to the same extent as though he were not Trustee

SECTION 4.5. INDEMNIFICATION OF UNDERWRITERS.

Without in any way limiting the generality of the other applicable provisions of this Declaration, it is expressly understood that the Trustees shall have power in connection with the sale of shares or securities of the Trust, to indemnify and save harmless, or to obtain insurance to indemnify and save harmless, any underwriter, dealer or other participant in the purchase or distribution of securities of the Trust (including persons in whom a Trustee or officer has an interest), in respect of such matters, in such amounts and for such periods of time as the Trustees shall, in their sole discretion, determine to be necessary or desirable.

ARTICLE V
RECORD AND TRANSFER OF SHARES
-----------------------------

SECTION 5.1. REGISTER OF SHARES - RECORD OWNERS.

A register shall be kept by or on behalf of the Trustees, under the direction of the Trustees, which shall contain the names and addresses of the Beneficiaries and the number of shares held by them respectively and the numbers of the certificates representing the same and a record of all transfers thereof. Only Beneficiaries whose certificates are so recorded shall be entitled to vote or to receive dividends or otherwise to exercise or enjoy the rights of Beneficiaries. No Beneficiary shall be entitled to receive payment of any dividend, nor to have notice given to him as herein provided, until he has given his address to a transfer agent or such other officer or agent of the Trustees as shall keep the said register for entry thereon. The persons in whose names the shares are registered pursuant to this Section 5.1 shall be deemed the absolute owners thereof, and, until a transfer is effected on the books of the Trust, the Trustees shall not be affected by any notice, actual or constructive, of any transfer and the Trustees may treat the persons in whose names shares stand of record as the absolute owners thereof for all purposes.

SECTION 5.2. TRANSFER AGENTS AND REGISTRARS.

The Trustees shall have power to employ in any city a transfer agent or transfer agents, and if they so determine a registrar or registrars. The transfer agent or transfer agents may keep the register of the Trust and record therein the original issues and transfers, if any, of the said shares and countersign certificates of shares issued to the persons entitled to the same.

SECTION 5.3. DEPOSIT OF CERTIFICATES WITH TRANSFER AGENTS.

Signed certificates for shares in blank may be deposited with any transfer agent of this Trust, to be used by the transfer agent in accordance with authority conferred upon it as occasion may require, and in so doing the signers of such certificates shall not be responsible for any loss resulting therefrom.

SECTION 5.4. TRANSFER ON RECORDS OF TRUST.

Shares shall be transferable on the records of the Trust (other than by operation of law) only by the record holder thereof or by his agent hereunto duly authorized in writing, upon delivery to the Trustees or a transfer agent of this Trust of the certificate or certificates therefor, properly endorsed or accompanied by duly executed instrument or instruments of transfer, together with such evidence of the genuineness of each such endorsement, execution and authorization and of other matters as may reasonably be required. Upon such delivery the transfer shall be recorded on the register of the Trust and a new certificate for the shares so transferred shall be issued to the transferee, and in case of a transfer of only a part of the shares represented by any certificate a new certificate for the residue thereof shall be issued to the transferor. But until such record is made, the Beneficiary of record shall be deemed to be the holder of such shares for all purposes hereof, and neither the Trustees nor any transfer agent or registrar nor any officer or agent of this Trust shall be affected by any notice of the proposed transfer.

SECTION 5.5. TRANSFER BY OPERATION OF LAW.

Any person becoming entitled to any shares in consequence of the death, bankruptcy or insolvency of any Beneficiary, or otherwise by operation of law, shall be recorded as the holder of the said shares and receive a new certificate for the same upon production of the proper evidence thereof and delivery of the existing certificate to the Trustees or a transfer agent of this Trust. But until such record is made, the Beneficiary of record shall be deemed to be the holder of such shares for all purposes hereof and neither the Trustees nor any transfer agent or registrar nor any officer or agent of this Trust shall be affected by any notice of such death, bankruptcy, or insolvency.

SECTION 5.6. JOINT OWNERS OF SHARES.

The Trustees may treat two or more persons holding any share as joint tenants of the entire interest therein unless their ownership is expressly otherwise recorded on the register of the Trust, but no entry shall be made in the register or in any certificate that any person is in any other manner entitled to any future, limited or contingent interest in any share; provided, however, that any person recorded as a holder of any share may, subject to the provisions hereinafter contained, be described in the register or in any certificate as a fiduciary of any kind and any customary words may be added to the description of the holder to identify the nature of such fiduciary relationship.

SECTION 5.7 DUTY OF TRUSTEES IN SHARE TRANSFERS.

The Trustees shall not, nor shall the Beneficiaries, or any officer, transfer agent or other agent of this Trust or of the Trustees, be bound to see the execution of any trust, express, implied or constructive, or of any charge, pledge, or equity to which any of the shares in the Trust or any interests therein are subject, or to ascertain or inquire whether any sale or transfer of any such shares or interest therein by any Beneficiary or his personal representatives is authorized by such trust, charge, pledge, or equity, or to recognize any person as having any interest therein except for the person recorded as such Beneficiary. The receipt of the person in whose name any share is recorded, or, if such share is recorded in the name of more than one person, the receipt of any such persons shall be a sufficient discharge for all dividends and other money and for all shares, bonds, obligations and other property payable, issuable, or deliverable in respect of such shares and from all liability to see to the application thereof.

SECTION 5.8. LOST CERTIFICATES.

In case of the loss, mutilation or destruction of any certificate for shares hereunder, the Trustees may issue or cause to be issued a new certificate on such terms as they may see fit.

SECTION 5.9. REGULATIONS ON TRANSFER.

The Trustees may from time to time adopt such regulations as they see fit relating to issue, transfer, recording and registry of shares and the effects thereof, the issuance or prohibition of fractional shares, the use of scrip in place of fractional shares and the Trustees, by provision in the By-Laws may restrict or regulate issuance or transfer of shares in such manner as they, with advice of counsel, shall deem advisable to prevent disqualification of the Trust for taxation as a real estate investment trust under the Internal Revenue Code and the regulations (proposed or in effect) thereunder; provided that the Trustees shall not amend or waive Article VI, Section 6 of the By-Laws of the Trust unless either (i) action is taken to so amend or waive by at least 70% of the Trustees then in office or (ii) action is taken by a majority but less then 70% of such Trustees and such action is approved by the holders of at least 70% of the outstanding shares.

ARTICLE VI
CHARACTERISTICS OF SHARES
-------------------------

SECTION 6.1. TRUSTEES IN COMPLETE CONTROL.

The ownership of the Trust property of every description and the right to conduct the affairs of the Trust are vested exclusively in the Trustees, and the Beneficiaries shall have no legal title to the Trust property, their interest being equitable only and limited to the beneficial interest conferred by their shares issued hereunder, and they shall have no right to call for any partition or division of any property, profits, rights, or interests of the Trust.

SECTION 6.2. TRUST NOT AFFECTED BY DEATH OF BENEFICIARY.

The death of a Beneficiary during the continuance of this Trust shall not terminate the Trust nor give his or her legal representative a right to an accounting or to take any action in the courts or otherwise against other Beneficiaries or the Trustees or the property held hereunder, but shall simply entitle the legal representatives of the deceased Beneficiary to demand and receive a new certificate representing shares of beneficial interest in the Trust in place of the certificate held by the deceased Beneficiary, and upon the acceptance of which such legal representatives shall succeed to all the rights of the deceased Beneficiary under the Trust.

SECTION 6.3. SHARES HELD BY TRUST.

Shares issued hereunder and purchased or otherwise acquired by the Trustees for the account of the Trust shall be canceled.

ARTICLE VII
MEETINGS OF BENEFICIARIES
-------------------------

SECTION 7.1. ANNUAL AND SPECIAL MEETINGS CALL.

Annual meetings of the Beneficiaries shall be held at 2:00 P.M. Eastern Standard Time on the second Tuesday of the fourth month following the end of each fiscal year at such place as the Trustees may from time to time decide. Special meetings of the Beneficiaries may be called at any time and place when ordered by a majority of the Trustees, or upon the written request of the holders of one-quarter of the outstanding shares, specifying the purpose or purposes for which such meeting is called. If for any reason the annual meeting of the Beneficiaries as herein provided for shall be omitted, a special meeting of the Beneficiaries may subsequently be held in lieu thereof and the business of the annual meeting may be transacted thereat.

SECTION 7.2. NOTICE OF MEETINGS.

Notice of all annual and special meetings of the Beneficiaries shall be given by a Trustee or other officer by mail to each Beneficiary at his address as recorded in the register of the Trust, mailed at least ten days before the meeting. No business shall be transacted at any special meeting of Beneficiaries unless notice of such business has been given in the call for the meeting. Any adjourned meeting may be held as adjourned without further notice. The holders of shares entitling them to exercise a majority of the voting power of the Trust present in person or by proxy shall constitute a quorum for any annual or special meeting of Beneficiaries.

SECTION 7.3. BENEFICIARIES CANNOT BIND TRUSTEES.

Except as provided in Articles VIII, X, and XI, no action taken by the Beneficiaries at any meeting shall in any way bind the Trustees.

SECTION 7.4. CLOSING TRANSFER BOOKS - RECORD DATE.

For the purpose of determining the Beneficiaries who are entitled to receive notice of, or to vote at, a meeting of Beneficiaries, or to receive payment of any dividend or distribution, or to receive or exercise rights of purchase of or subscription for, or exchange or conversion of, shares or other securities, the Trustees may from time to time close the transfer books for such period not exceeding twenty days as the Trustees may determine; or, without closing the transfer books, the Trustees may fix a record date, which shall not be earlier than the date on which the record date is fixed and shall not be more than sixty days preceding the date of the meeting of the Beneficiaries or the date fixed for the payment of any dividend or distribution, or the date for the receipt or exercise of rights, as the case may be, as the record date for determination of the Beneficiaries who are entitled to such notice or to vote at such meeting or to receive payment of such dividend or distribution or to receive or exercise such rights, and any Beneficiary who was a Beneficiary at the time so fixed shall be entitled to such notice or to vote at such meeting or any adjournment thereof, or to receive such dividend or distribution or to receive or exercise such rights even though he has since that date disposed of his shares, and no Beneficiary becoming such after such date shall be entitled to such notice, vote, dividend, distribution or rights.

SECTION 7.5. VOTING.

At any meeting of the Beneficiaries, any holder of shares entitled to vote thereat may vote in person or by proxy. Only Beneficiaries of record shall be entitled to vote. When any share is held jointly by several persons, any one of them may vote at any meeting in person or by proxy in respect of such share, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, no vote shall be received in respect of such share. If any such holder of a share is a minor and subject to guardianship or is subject to the legal control of any other person as regards the charge or management of such share, he may vote by his guardian or such other person appointed or having such control, and such vote may be given in person or by proxy.

SECTION 7.6 REPORT AT ANNUAL MEETING.

At each annual meeting of the Beneficiaries the Trustees shall make a report upon the affairs of the Trust and upon its business and operations, together with a statement of its financial standing as shown by the books of account of the Trust.

SECTION 7.7. INSPECTION OF RECORDS.

Beneficiaries shall have the right, at reasonable times during business hours and for proper purposes to inspect the records and books of account of the Trust and the records of the meetings of the Beneficiaries and Trustees.

ARTICLE VII
TRUSTEES

SECTION 8.1. NUMBER OF TRUSTEES.

The number of Trustees shall be not less than three nor more than fifteen, as from time to time determined at annual or special meetings of the Beneficiaries by affirmative vote of the holders of a majority of the shares represented and entitled to vote at such meetings. Trustees shall be divided into three classes, to be known as Class I, Class II and Class III. The classes shall be nearly equal in size as possible. In case of any increase or decrease in the number of Trustees the additional or remaining Trustees, as the case may be, shall be distributed among such classes as nearly equally as possible. A decrease in the number of Trustees shall not shorten the term of any Trustee then in office.

A Trustee may be any individual (who is a citizen of the United States and not a minor) or a corporation. Whenever there shall be a vacancy, until such a vacancy is filled, the continuing or surviving Trustee or Trustees then in office shall have all the powers granted to the Trustees and discharge all the duties imposed upon the Trustees by this Declaration. A majority of the Trustees shall not be affiliated with an adviser of the Trust or any organization affiliated with an adviser of the Trust. The term "majority of the Trustees" whenever used herein shall include one Trustee if only one Trustee is at the time in office regardless of the fixed number of trusteeships.

SECTION 8.2. ELECTION OF TRUSTEES; TERMS OF OFFICE.

The term of office for each Trustee shall be three years and the members of one class of Trustees shall be elected annually to serve for such term; except that, initially or whenever necessary, a Trustee may be elected for a shorter term in order to provide for a proper rotation of Trustees. A Trustee shall hold office until the Annual Meeting of Shareholders coinciding with the termination of the term of the class of Trustees to which he was elected and until his successor shall be elected and qualified or until his earlier resignation, removal from office or death.

At any meeting of the Beneficiaries at which Trustees are to be elected, only persons nominated as candidates by Beneficiaries entitled to vote at such meeting shall be eligible for election as Trustees. me election as Trustee of a person who, at the time of his election, fails to meet the qualifications for Trustees specified in this Declaration of Trust shall, unless within thirty days thereafter such person meets such qualifications, be null and void and the vacancy in the number of Trustees so created may be filled by the Trustees as provided in Section 8.4 hereof.

At all elections of Trustees the candidates receiving the greatest number of votes shall be elected.

SECTION 8.3. RESIGNATION AND REMOVAL.

Any Trustee may resign his trust in instrument in writing signed by him and delivered or mailed to the other Trustees at the principal office of the Trust, and such resignation shall take effect immediately or at a later date according to the terms of the instrument. Any Trustee may be removed at any time by written instrument signed by all the other Trustees specifying the date when such removal shall become effective; provided, however, that such removal shall not be effective until approved by affirmative vote of the holders of a majority of the shares present or represented and entitled to vote at a duly held meeting of the Beneficiaries call for the purpose.

Any Trustee may also be removed by affirmative vote for his removal cast by a majority of Trustees then in office if such Trustee does not meet the qualifications for Trustees specified in this Declaration of Trust for more than thirty (30) consecutive days during his term of office.

SECTION 8.4. FILLING VACANCY.

In case a vacancy in the number of Trustees shall occur, the remaining Trustees, though less than a majority of the whole authorized number of Trustees, may, by a vote of a majority of their number, fill any vacancy in the Board of Trustees for the unexpired term of the Trustee whose office has become vacant. No appointment or election of a Trustee, other than reelection, shall become effective until the person so appointed or elected shall have signed this Declaration and an instrument bearing the acceptance of the person so appointed shall have been acknowledged by one or more of the existing Trustees and recorded in the manner provided in Section 11.5 hereof. Hereupon the Trust property shall vest in the new Trustee jointly with the continuing Trustee or Trustees without further act or conveyance.

SECTION 8.5. TRUST CONTINUES.

The death, resignation, incompetency or removal of any one or more of the Trustees shall not operate to annul the Trust or to revoke any existing agency created pursuant to the terms of this Declaration or invalidate any action theretofore taken by the Trustees.

SECTION 8.6. TRUSTEES' MEETINGS AND ACTION.

The Trustees may act with or without a meeting. Meetings of the Trustees shall be called and held as provided in the By-Laws. Notice of any meetings may be waived by any Trustee either before or after such meeting. The concurrence of all the Trustees shall not be necessary for the validity of any action taken by them, but a decision expressed in a vote passed at a meeting by a majority of the Trustees present, or expressed in writing signed by a majority of the Trustees without a meeting, shall constitute the action of the Trustees and have the same effect as if assented to by all. At any meeting a majority of the Trustees shall constitute a quorum. Any deed, mortgage, lease or other instrument or writing executed by any Trustee or officer of the Trust shall be valid and binding upon the Trustees and upon the Trust if such Trustee or officer acted under authority granted by the Trustees by a vote or writing passed or signed as above provided.

In the event that any Trustee or Trustees shall notify the other
Trustees in writing that they do not wish to participate in the approval or disapproval of any particular matter presented to the Trustees, a majority of the other Trustees shall have authority to act for the Trust with respect to such matter.

SECTION 8.7. TRUSTEES' COMPENSATION.

The Trustees shall receive reasonable compensation for their services as Trustees and officers hereunder as fixed by the Trustees.

SECTION 8.8. BY-LAWS OF TRUST.

The By-Laws shall be as set forth in Exhibit A attached to this Declaration. The Trustees may from time to time amend or repeal said By-Laws which may, among other things, provide for the conduct of their business, define the duties of the officers, agents, employees and representatives and provide for their appointment, number and qualification, fix the time, place and notice of meetings of the Trustees, provide for the form of certificates representing shares of beneficial interest and regulate or restrict issuance or transfer of shares as provided in Section 5.9 of this Declaration.

SECTION 8.9. EXECUTIVE COMMITTEE.

The Trustees, acting unanimously, may appoint from among their own number an executive committee of two or more persons to whom they, acting unanimously, may delegate such of the powers herein given to the Trustees as they may deem expedient, except as herein otherwise provided.

SECTION 8.10. TRUSTEE'S OTHER BUSINESS ACTIVITIES.

Each Trustee may, from time to time, for his own account engage in, or directly or indirectly be interested in, business activities of the types conducted or to be conducted by the Trust; provided, however, that any person who owns, directly or indirectly, more than one percent 1% of the securities of, or acts as an officer, trustee, director, employee of or consultant for, or is otherwise affiliated with or controlled by, any real estate investment trust, or any other real estate company (a) that competes with the Trust for investments,
(b) that is a major supplier of services to the Trust, or (c) in which the Trust has a significant financial interest, or any person who is an agent of, or is otherwise affiliated with or controlled by any such person, shall not be qualified to serve as a Trustee.

ARTICLE IX
DISTRIBUTIONS TO BENEFICIARIES
------------------------------

SECTION 9.1. TRUSTEES MAY MAKE DISTRIBUTIONS.

The Trustees may from time to time distribute ratably among the Beneficiaries such proportion of the cash available from operations of the Trust, net profits, surplus (including paid-in surplus) or capital or assets of the Trust as they may deem proper, and such distribution may be made in cash or in property (including any type of obligation of the Trust or any assets thereof); and the Trustees may distribute ratably among the Beneficiaries additional shares issuable hereunder in such manner and on such terms as the Trustees may deem proper. In making such distributions the Trustees shall be guided by the requirements for qualification of the Trust as a "real estate investment trust" under provisions of the Internal Revenue Code, as now enacted or as may hereafter be amended from time to time, but nevertheless the amount of all distributions and the time of declaration and payment thereof shall be wholly in the discretion of the Trustees, as shall also the determination of what constitutes cash available from operations of the Trust, net profits or surplus. Such distributions may be among the Beneficiaries of record at the time of declaring a distribution or among the Beneficiaries of record at such other date (not more than thirty days prior to payment of such distribution) as the Trustees shall determine.

SECTION 9.2. RETAINED AMOUNTS.

The Trustees may always retain from the net profits or cash receipts such amount as they may deem necessary to pay the debts or expenses of the Trust or to meet obligations of the Trust, or as they may deem desirable to use in the conduct of its affairs or to retain for future requirements or extensions of the business.

SECTION 9.3 INFORMATION TO BENEFICIARIES.

The Trust shall furnish to the Beneficiaries from time to time such statements, certificates or other information as is then required by the law, or regulation thereunder, applicable to a "real estate investment trust" qualifying as such under the Internal Revenue Code.

ARTICLE X
AMENDMENT OF TRUST
------------------

SECTION 10.1. AMENDMENT.

At any time when no shares in the Trust are outstanding, the Trustees may amend any provisions of this Declaration. A certificate signed by a majority of the Trustees, setting forth such amendment and reciting that it was duly adopted by the Trustees, or a copy of the Declaration as amended executed by a majority of the Trustees, shall be recorded as provided in Section 11.5 hereof and lodged among the records of the Trust and shall be conclusive evidence of such amendment

At any time when shares in the Trust are outstanding, the Trustees may amend the Declaration in any particular, except with respect to the liability of beneficiaries, with the approval of the owners of a majority of all the shares in the Trust, in writing or by vote at a meeting of the Beneficiaries, provided that the notice of the meeting shall have set forth the nature of the proposed amendment. A certificate signed by a majority of the Trustees setting forth an amendment and reciting that it was duly adopted by the Trustees and approved as aforesaid, or a copy of the Declaration as amended executed by a majority of the Trustees, shall be recorded as provided in Section 11.5 hereof and lodged among the records of the Trust and shall be conclusive evidence of such amendment.

Notwithstanding the foregoing (and notwithstanding the fact that some lesser percentage may be permitted by Law), the approval of the owners of at least 70% of the outstanding shares of the Trust shall be required to amend or repeal Sections 5.9, 8.1, 8.2, 8.4, 11.19, 12.2 and this Section 10.1 of this Declaration unless at least 70% of the Trustees have voted to amend or repeal such sections, in which event the approval of the owners of only a majority of the outstanding shares shall be required.

ARTICLE XI
MISCELLANEOUS
-------------

SECTION 11.1. FAILURE TO QUALIFY AS REAL ESTATE INVESTMENT TRUST.

The failure of the Trust to qualify as a "real estate investment trust" under the Internal Revenue Code shall not render the Trustees liable to the Beneficiaries or to any other person or in any manner operate to annul the Trust.

SECTION 11.2. LAWS OF OHIO GOVERN.

This instrument is executed by the Trustees and delivered in the State of Ohio and with reference to the laws thereof, and the rights of all parties and the construction and effect of every provision hereof shall be subject to and construed according to the laws of said State. me Trust will not, in dealing with any Trustee, investment adviser, officer or employee of the Trust enter into any transactions contrary to the obligations imposed upon trustees by courts of equity of the State of Ohio.

SECTION 11.3. COUNTERPARTS.

This Declaration may be simultaneously executed in several counterparts, each of which so executed shall be deemed to be an original, and such counterparts, together, shall constitute but one and the same instrument, which shall be sufficiently evidenced by any such original counterpart.

SECTION 11.4. CERTIFICATIONS.

Any certificate signed by a person (who according to the records of the Trust appears to be a Trustee hereunder) concerning the number or identity of Trustees or Beneficiaries, showing that the execution of any instrument or writing has been duly authorized, showing the form of any vote passed at a meeting of Trustees or Beneficiaries, the fact that the number of Trustees or Beneficiaries present at any meeting or executing any written instrument satisfied the requirements of this Declaration of Trust, the form of any by-laws adopted by or the identity of any officer appointed by the Trustees or the existence or non-existence of any fact or facts which in any manner relate to the affairs of the Trust shall be conclusive evidence as to the matters so certified in favor of any person dealing with the Trustees, or any one or more of them, and the successors of such person.

SECTION 11.5. RECORDING.

This Declaration of Trust, any amendment thereof, evidence of any change of Trustees and of the By-Laws and amendments thereto, and evidence of effectiveness of Section 11.10 shall, and any other matters relating to the Trust or its officers, Trustees or powers may be recorded with the Trust's Transfer Agent or such other bank or trust company as the Trustees shall from time to time designate. Anyone dealing with the Trust may rely conclusively upon such recording and instruments so recorded, and on any certificate of the kind described in Section 11.4 hereof which is signed by a person who according to such recording appears to be a Trustee hereunder.

SECTION 11.6. ANNUAL FINANCIAL STATEMENTS.

The Trustees shall cause to be prepared for each fiscal year of the Trust an annual report consisting of a detailed statement of the activities of the Trust during each such fiscal year and a balance sheet and a statement of income and surplus of the Trust, which financial statement shall contain an opinion thereon of an independent certified accountant or independent public accountant based on an examination of the records and books of account of the Trust made in accordance with generally accepted auditing procedures. A copy of such annual report shall be delivered to each Beneficiary hereunder within ninety days after the close of the period covered by the report and prior to the annual meeting of Beneficiaries for the next fiscal year following the close of such period. A manually signed copy of the report shall also be filed with the Trustees. In addition, the Trustees shall cause to be prepared and delivered to Beneficiaries hereunder interim financial reports, at least quarterly containing a current balance sheet which may be unaudited.

SECTION 11.7. INFORMATION ON SHARE OWNERSHIP.

Every Beneficiary shall be obligated to furnish to the Trustees upon demand a written statement disclosing the actual and constructive (as the terms "actual" and "constructive" are defined for purposes of the "real estate investment trust" provisions in the Internal Revenue Code and the regulations proposed or in effect thereunder) ownership of the shares registered in the name of such Beneficiary. A list of the Beneficiaries failing or refusing to comply in whole or in part with a demand of the Trustees for such written statement shall be maintained by the Trustees as part of the records of the Trust. The Trustees may establish such requirements as to furnishing of information as to actual or constructive ownership of shares as they may from time to time deem advisable and may, under provision in the By-Laws, condition the issuance of certificates and registration of ownership of shares in the name of any person upon the furnishing of such information and on such information showing that issuance of the certificate and registration of such person as a Beneficiary will not, in the opinion of counsel for the Trust, result in the Trust becoming disqualified for taxation as a real estate investment trust under the Internal Revenue Code.

SECTION 11.8. FISCAL YEAR.

The Trustees may establish a fiscal year and from time to time alter or change the same.

SECTION 11.9. NOTICES.

Notices delivered or sent by mail to any Beneficiary at his last address of record as shown by the register of the Trust shall be deemed properly delivered and be binding upon all parties.

SECTION 11.10. CONTINGENT POWERS OF BENEFICIARIES.

If, in the opinion of counsel for the Trust delivered to the Trustees, this Declaration may contain the follow provision without causing the Beneficiaries to be personally liable for the obligations of the Trust and without impairing the right of the Trust to continue to do business or own property under the applicable laws in the states in which it is at the time doing business, and without preventing the Trust from qualifying as a "real estate investment trust" under the Internal Revenue Code as amended and the Regulations thereunder, then such provision shall be deemed to be included in this Declaration and to be controlling over any inconsistent provision. Upon the delivery of any such opinion of counsel, the Trustees shall cause an instrument in writing, setting forth such delivery and the effectiveness of this
Section 11.10 to be acknowledged by one or more of the Trustees and recorded as provided in Section 11.5 hereof.

This Declaration may be amended or altered, except as to the exemption from personal liability of Trustees and Beneficiaries and the prohibition of assessments upon Beneficiaries, at any meeting of the Beneficiaries called for the purpose by the affirmative vote of the holders of not less than three-fourths of the shares entitled to vote at the meeting.

Prior to each annual meeting of the Beneficiaries the Trustees shall request the opinion of counsel for the Trust whether, under the applicable laws in the states in which the Trust is then doing business or owns property, this Declaration of Trust may contain the foregoing provision without causing the Beneficiaries to be personally liable for the obligations of the Trust, without impairing the right of the Trust to continue to do business under the laws of such states, and without preventing the Trust from qualifying as a "real estate investment trust" under the Internal Revenue Code as amended and the Regulations thereunder.

SECTION 11.11. INVESTMENT POLICY.

The initial investment of the Trust shall consist of the Union Commerce Building which shall be subject to a net lease to The Union Commerce Bank on the terms described in Registration Statement File Number 2-18814, as from time to time amended, and exhibits thereto filed with the Securities and Exchange Commission. The Trustees in office are authorized in their sole discretion to determine the final terms of purchase of said property and lease of the same and to effect such purchase and lease for the Trust.

After the initial investment, the Trustees shall be guided by the following investment policy:

Investments by the Trust shall be directed primarily to the acquisition and holding of income-producing real estate used for industrial, commercial, or multiple family residential purposes.

Special emphasis is to be given to favorably located properties which may be subjected to a net lease to a single tenant which has sufficient resources to give substantial security to its rental commitments under such net lease and which would itself occupy the premises or would sublet rental space. Investments by the Trust may also include properties which offer opportunities for a higher, but less secure, return. In general, the Trust will not invest in unimproved real property or in leaseholds on which permanent buildings have not been completed and will confine its investments in industrial property to those which can be leased on a long term basis to a financially responsible single tenant.

The Trust will purchase properties for long term investment and will not engage in short term sales and purchases unless the nature of particular properties indicates special reasons for believing that the proceeds of their sale might better be invested in other properties.

The Trust may engage in mortgage financing of its acquisitions where the same appears feasible and advantageous, and may pledge the individual properties so acquired or its other properties under such mortgages. However, the Trust will not borrow maximum percentages of purchase prices or take any other steps which would give the Trust securities a high leverage.

The Trust will generally use, as a charge against its income, straight line depreciation based on its best estimate of the useful life of each property. If in particular cases the use of accelerated depreciation appears advisable, the Trust may use that method in particular cases. The Trust policy regarding depreciation and sales of property may in the future be affected by changes in the laws and regulations of the United States and its political subdivisions, particularly those relating to federal income taxes, and such policy may be adjusted in the light of any such changes.

The Trust will not engage in underwriting securities of other issuers, will not invest substantially in securities of other issuers for the purpose of exercising control or in securities of or interests in persons primarily engaged in real estate activities, will not make loans to other persons, and will not invest in real estate mortgages; provided, however, that this paragraph shall not apply to or prevent investment in shares (or transferable certificates of beneficial interest) in other real estate investment trusts which meet the requirements of Part II of Subchapter M of Chapter I of Subtitle A of the Internal Revenue Code, or other securities the holdings of which would not disqualify the Trust as a real estate investment trust under said Part II

The Trust may from time to time borrow money on a short term basis in addition to long term mortgage financing. Ordinarily the Trust will acquire investments for cash with or without mortgage financing. If it seems advisable, however, future acquisitions may be financed in whole or in part, by the issuance of shares or senior securities which may or may not be convertible and may or may not be accompanied by share purchase warrants. The Trust may also pay for investments by exchanging properties.

United States Government obligations, Ohio bank accounts, and state or municipal obligations may be held as a means of providing liquid assets for contingencies and future investment, but any such investment will be on a temporary basis, will not be in amounts which would in the opinion of counsel for the Trust disqualify the Trust for treatment as a "real estate investment trust" under the Internal Revenue Code and Regulations (proposed or in effect) thereunder, and will not be of a type which would in the opinion of counsel for the Trust prevent exemption of the shares from the Ohio Intangibles Tax.

There is to be no restriction on the portion of the Trust's assets which may be invested in any particular type of real estate or in any single property. Generally, investment in assets other than real estate will not at any time exceed 10% of the Trust's.

The Trust may make investments in any state of the United States and any other jurisdiction where, in the opinion of counsel for the Trust, the Trust may legally operate without affecting the limited liability of the shareholders except in respect to tort claims, contract claims where shareholder liability is not negated, claims for taxes and certain statutory liabilities.

SECTION 11.12. NOTICES ON DISTRIBUTIONS.

All distributions to beneficiaries shall be accompanied by a written statement advising of the sources of funds or properties so distributed. In case there is any doubt as to such source the communication may so state, and, in such event, a further statement shall be mailed to Beneficiaries not later than sixty (60) days after the close of the fiscal year of the Trust in which the distribution was made. Such statements may be based on the figures shown by the books of account of the Trust.

SECTION 11.13. TRANSACTIONS WITH INTERESTED PARTIES.

No Trustee, officer or adviser of the Trust, or any person affiliated with any such persons, shall sell any property or assets to the Trust or purchase any property or assets from the Trust, directly or indirectly, nor shall any such person receive any commission or any other remuneration, directly or indirectly, in connection with the purchase or sale of Trust assets, except pursuant to transactions that are fair and reasonable to the shareholders of the Trust and that relate to: (a) the acquisition by the Trust of federally insured or guaranteed mortgages at prices not exceeding the currently quoted prices at which the Federal National Mortgage Association is purchasing comparable mortgages; (b) the acquisitions of other mortgages on terms no less favorable than similar transactions involving unaffiliated parties; or (c) the acquisition by the Trust of other property at prices not exceeding the fair value thereof as determined by independent appraisal. All such transactions and all other transactions in which any such persons have any direct or indirect interest shall be approved by a majority of the Trustees, including a majority of the independent Trustees. If the Trust has an adviser, all commissions or remuneration received by any such persons in connection with any such transactions shall be deducted from the advisory fee.

SECTION 11.14. ADVISERS.

Subject to the provisions of this Declaration, the Trustees may employ any person, firm or corporation as adviser. Any advisory contract shall be for a period not longer than one year. Any such advisory contract shall provide that it may be terminated at any time, without penalty, by the Trustees or by the holders of majority of the outstanding shares of beneficial interest upon not less than 60 days' written notice to the adviser.

SECTION 11.15. LIMITATION ON EXPENSES.

The aggregate annual expenses of every character paid or incurred by the Trust, excluding interest, taxes, expenses in connection with the issuance of securities, shareholder relations, acquisition, operation, maintenance, protection and disposition of Trust properties, but including advisory fees and mortgage servicing fees and all other expenses, shall not exceed the greater of: (a) l-1/2% of the average net assets at cost before deducting depreciation reserves, less total liabilities, calculated at least quarterly on a basis consistently applied; or (b) 25% of the net income of the Trust, excluding provision for depreciation and realized capital gains and losses and extraordinary items, and before deducting advisory and servicing fees and expenses, calculated at least quarterly on a basis consistently applied; but in no event shall aggregate annual expenses exceed 1-1/2% of the total invested assets of the Trust. If the Trust has an adviser, the adviser shall reimburse the Trust for the amount by which aggregate annual expenses paid or incurred by the Trust as defined herein exceed the amounts herein provided.

SECTION 11.16. APPRAISALS.

The consideration paid for real property acquired by the Trust after its initial investment in the Union Commerce Building shall be based upon the value of the property to the Trust as determined by the Trustees on the basis of a real estate appraisal prepared by a qualified, disinterested, independent appraiser.

SECTION 11.17. PROHIBITED INVESTMENTS.

The Trust shall not invest in (a) mortgages, land contracts, unimproved real property which in the aggregate exceed 5% of its gross assets, as shown on its books at the time of such investment (b) real property subject to a mortgage other than an insurance company, bank or institutional tender and then only if, on the basis of independent appraisal, the unpaid balance of such mortgage does not exceed 2/3 of the fair market value, (c) securities in any company holding investments or engaging in activities prohibited by this Declaration for this Trust, or (d) commodities.

SECTION 11.18. PROHIBITED ACTIVITIES.

The Trust shall not do any of the following: (a) engage in any short sale, borrow unsecured more than 8% of its net worth or encumber any of its real property for more than 2/3 of the fair market value of such property as shown by independent appraisal, (b) engage in trading activities, (c) issue more than one class of securities or securities redeemable at the option of the holder, except that the Trust may issue securities evidencing borrowing secured by real estate not in excess of 2/3 of the value of such security as determined by independent appraisal, (d) engage in distribution of securities issued by others, or (e) issue warrants, options, or similar evidence of a right to buy Trust securities other than to all shareholders ratably.

SECTION 11.19. NO POWER TO DISQUALIFY TRUST AS A REAL ESTATE
INVESTMENT TRUST.

No Trustee and no Beneficiary shall take any action which would cause the Trust to abandon its purpose of providing an investment vehicle for numerous shareholders with small holdings or which would, in the opinion of counsel for the Trust, furnished prior to such action, prevent the Trust from qualifying or continuing to qualify as a "real estate investment trust" under the Internal Revenue Code and the Regulations (proposed or in effect) thereunder unless either (i) 70% or more of the Trustees then in office have recommended such action and holders of at least a majority of the outstanding shares have voted to approve such action or (ii) at least a majority but less than 70% of such Trustees have recommended such action and holders of 70% or more of the outstanding shares have voted to approve such action. No Beneficiary shall have any power to control the Trustees or the affairs of this Trust, or to exercise any voting or approval powers, if such powers would at the time in the opinion of counsel for the Trust (a) prevent the Beneficiaries from being free from personal liability for the obligations of the Trust under any applicable law, or (b) cause the Trust to be an illegal or invalid organization under the law of any jurisdiction in which it owns property or does business.

SECTION 11.20. PURPOSE OF ARTICLE AND SECTION HEADINGS.

The Article and Section headings inserted in this Declaration are for convenience of reference and are not to be taken or affect the meaning, construction, or effect of any provision hereof.

SECTION 11.21. CONTROLLING EFFECT OF ARTICLE XI.

The provisions of this Article XI shall be controlling in all respects over any other provisions of this Declaration.

SECTION 11.22. TRUSTEES' POWER TO INCUR INDEBTEDNESS AND OTHER
OBLIGATIONS - LIMITATIONS THEREON.

Notwithstanding anything to the contrary in this Declaration of Trust, the Trustees may issue, assume, incur or secure Indebtedness or shares or other securities of any class or classes which may or may not have preferences or restrictions not applicable to "Shares of Beneficial Interest, $1 Par Value" subject only to the limitations of clause (b) of this Section 11.22. The terms of Indebtedness and shares or other securities shall be determined by the Trustees at or before incurring or issuing the same and may include any terms deemed advisable by the Trustees including, but not limited to, dividend or interest rates, dividend restrictions and priorities, conversion rights and prices, voting rights, redemption rights and prices, maturity dates, provisions for acceleration of maturity, rights on liquidation, subordination provisions, sinking fund provisions, remedies on default and other provisions. The obligations of the Trust under Indebtedness or shares or other securities may be secured in any manner determined by the Trustees. All or part of the properties of the Trust may be subjected to, or may be acquired subject to, mortgage or pledge to secure Indebtedness (within the limitations on the same provided in this Section 11.22) without regard to the extent of the encumbrance in relation to the value of the individual properties.

The Trustees shall not without the same shareholder approval that would be required for amendment of this Declaration of Trust, issue, assume or incur Indebtedness:

(a) if, immediately after issuing, assuming or incurring the same, the outstanding Indebtedness would exceed 83-1/3% of the value of the assets of the Trust, which shall be conclusively deemed to be that determined by the Trustees except that in connection with any issue of bonds or debentures representing a debt of more than 10% of the book value of the assets of the Trust before deducting depreciation, the value of the land and buildings of the Trust shall be as determined by an independent appraiser chosen by the Trustees

(b) unless the existing cash flow of the Trust, or the reasonably projected future cash flow of the Trust, excluding extraordinary items, is sufficient to cover the interest on the Indebtedness.

As used in this Section 11.22, "Indebtedness" means all liabilities which would be included as liabilities in accordance with generally accepted accounting principles in effect at February 12,1974, but not including items constituting" Shareholders' Equity and reserve.

Compliance with the 83-1/3% limitation in this Section 11.22 may be determined at any time by a national accounting firm designated by the Trustees and such determination shall be conclusive. In making such determination the accounting firm may rely upon certificates of the Chairman or Secretary of the Trust or appraisers or other experts as to factual matters or as to the determination of fair value of the assets of the Trust by the Trustees and, as to legal matters, said accounting firm may rely upon the opinion of counsel for the Trust.

SECTION 11.23. TRUSTEES' POWER TO INVEST IN NEW BUILDINGS AND
PARTNERSHIPS, JOINT VENTURES AND UNIMPROVED LAND FOR NEW BUILDINGS.

Notwithstanding anything to the contrary contained in this Declaration of Trust, the Trustees shall have power to acquire an interest or interests in improved or unimproved real estate or leaseholds or in partnerships, joint ventures, corporations or other associations owning improved or unimproved real estate or leaseholds and having as their principal purpose the development of real estate into income producing property; provided, however, that, (a) the Trustees shall not have power to make such investment in such unimproved property or in such partnership, joint venture, corporation, or other association owning unimproved property, unless such unimproved property is acquired or held for purposes of development into income producing property within a reasonable period of time or is acquired or held incidental to income producing property and (b) the Trustees shall have no power to make such investment in a partnership, joint venture or similar association unless the Trust shall have received an opinion of counsel to the effect that the Trust will not be liable for the obligations or liabilities of the partnership, joint venture or similar association and that the investment will not result in disqualification of the Trust as a real estate investment trust under the Internal Revenue Code.

In connection with the incurring of indebtedness or issue of securities, and notwithstanding provisions of Section 10.1, the Trustees, without shareholder approval, may impose any restrictions which they deem advisable on the powers granted by Section 11.23 and may make such restrictions part of the Declaration of Trust.

SECTION 11.24. TRUSTEES' POWER TO INVEST IN REAL ESTATE MORTGAGES AND IN CERTAIN EVIDENCES OF INDEBTEDNESS.

Notwithstanding anything to the contrary contained in this Declaration of Trust, the Trustees shall have the power (a) to invest in real estate mortgages without limitation as to amount and (b) in addition to those temporary investments authorized by the ninth paragraph of
Section 11.11 hereof to invest in or acquire and hold evidences of indebtedness having a period remaining to maturity, at the time of investment or acquisition, of not more than two (2) years. Investment in or acquisition of evidences of indebtedness is authorized hereunder only in the amounts which would not in the opinion of counsel of the Trust disqualify the Trust for treatment as a "real estate investment trust" under the Internal Revenue Code and Regulations (proposed or in effect) thereunder. The Trustees are hereby empowered, whether by amendment to this Section by action of the Trustees or otherwise, to place limitations on the authorizations set forth in the first sentence hereof if in their judgment such limitations are necessary or desirable in connection with the incurring of indebtedness or issuance of securities by the Trust, or in connection with qualification by the Trust to do business in any state. To the extent that this provision is inconsistent with the other terms of this Declaration of Trust, including without limitation Sections 11.11 (Investment Policy) and
11.17 (Prohibited Investments), and Article X (Amendment of Trust), this provision shall prevail.

SECTION 11.25. OPTIONS RESPECTING TRUST SECURITIES.

Notwithstanding anything to the contrary contained in this Declaration of Trust, including without limitation the provisions of subsection 11.18(e) hereof, the Trust may from time to time grant options, warrants or other rights to purchase securities of the Trust. The Trustees are hereby empowered, whether by amendment to this Section by action of the Trustees or otherwise, to place limitations on the authorizations set forth in the first sentence hereof if in their judgment such limitations are necessary or desirable in connection with the incurring of indebtedness or issuance of securities by the Trust, or in connection with qualification by the Trust to do business in any state. To the extent that this provision is inconsistent with the other terms of this Declaration of Trust, including without limitation, Article X (Amendment of Trust), this provision shall prevail.

SECTION 11.26. AUTHORITY OF TRUSTEES TO AUTHORIZE ADDITIONAL
RESTRICTIONS.

The Trustees are hereby empowered, by amendment to this Declaration of Trust without shareholder action, or by agreement or otherwise, to place limitations on the authority of the Trustees if in their judgment such limitations are necessary or desirable in connection with the incurring of indebtedness or issuance of securities by the Trust or in connection with the Trust's entering into any contract or agreement or doing business in any state.

ARTICLE XII
DURATION OF THE TRUST
---------------------

SECTION 12.1. TERM OF TRUST.

This Trust shall continue without limitation of time, except that (a) the Trust is subject to termination pursuant to Sections 2.8 or 12.2 or, when applicable, Section 11.10, and (b) in the event that Ohio Revised Code, Section 2131.08, or any other statute or rule of law shall provide that the Trust may not continue perpetually, then the Trust shall continue for the longest period of time permitted by law, unless sooner terminated as herein provided, and to the extent that measuring lives in being are required to determine the term of the Trust, such measuring lives in being shall be the following persons living at the time of the execution of this Declaration, and the Trust shall in such event continue until the death of the last survivor of them plus such maximum additional period of years as is permitted by law, unless sooner terminated as herein provided: Robert F. Black, James D. Ireland, Gilbert H. Scribner, Stuart F. Silloway, Russell J. Olderman and the following:

Karen Fredonia Black       Sharron Pendleton Black    Elizabeth Harrison Black
Robert Fager Black III     Michael Frazer Black       Elizabeth Frazer Vehring
Pamela Harrow Vehring      Alexander Todd Vehring     Tracy Leseure Yeomans
Patricia Yeomans           Richard Black Yeomans      Jeanne Carol Olderman
Helen Eaton Scribner       Nancy Van Dyke Scribner II Wm. Van Dyke Scribner II
William Gilbert Smith      Edith Goodrich Kirk        Nancy V. D. Kirk
William Douglass Kirk, Jr. Donald Scribner Kirk       Robert D. Judson, Jr.
Gilbert Hilton Judson      Douglas Stahl Judson       Duncan Scribner Judson
Frank Van Dyke Judson      Hunter Romeyn Judson       Carol Yeomans
Jill Francis Oldernam       Virgina Kraft Olderman

SECTION 12.2. SALE OF ALL TRUST PROPERTY.

No merger of the Trust into another entity, no consolidation or combination of the Trust with one or more other entities, and no sale, exchange or other disposition (otherwise than by lease or other arrangement for the Trust's operational and management purposes or by mortgage, pledge or other financing technique) of more than 50% of the Trust property or the sale of the whole or any part of the Trust property for any shares, bonds, or other securities or obligations of the purchaser as a step in proceedings that would result in the merger, consolidation, dissolution or termination of the Trust shall be made without the consent of the holders of at least (i) a majority of the outstanding shares if at least 70% of the Trustees have approved such action or (ii) 70% of the outstanding shares if at least a majority but less than 70% of the Trustees have approved such action, in either case given at a meeting of the shareholders held for that purpose; provided that the voting requirements of Section 2.8 shall apply with respect to any merger intended merely to change the Trust from a trust entity to a corporation and provided further that no vote of Trust shareholders shall be required with respect to a merger of the Trust with another entity if the Trust would be the surviving entity and if, after the transaction, no shareholder would be in violation of any limitation on share ownership adopted pursuant to Section 5.9.

SECTION 12.3. LIQUIDATION.

On disposal of the Trust property pursuant to Sections 2.8, 11.10 or 12.2, the Trustees shall make provision for the payment of all outstanding obligations, taxes and other liabilities, accrued or contingent, of the Trust, and shall then distribute the remaining assets of the Trust ratably among the holders of the outstanding shares. Upon completion of the distribution of such remaining assets, the Trust shall terminate and the Trustees shall be discharged of any and all further liabilities and duties hereunder and the right, title and interest of all parties shall be canceled and discharged. The powers of the Trustees shall continue until the affairs of the Trust shall have been wound up and all obligations discharged.




     IN WITNESS WHEREOF, the undersigned, being all of the Trustees of First Union Real Estate Equity and Mortgage Investments, have hereunto set their hands to this Amended Declaration of Trust this 3rd day of September, 1986 and hereby certify that the Trustees amended the Declaration of Trust with the approval of the owners of a majority of the shares of beneficial interest in the Trust on July 25, 1986, and that this Amended Declaration of Trust sets forth each and every provision of this Declaration as amended through July 25, 1986, and further certify that the Trustees named on the first page of this Declaration constitute all the present Trustees of the Trust.

      /s/  Otes Bennett, Jr.          /s/  William E. Conway
      ----------------------          ----------------------
      /s/  Leigh Carter                     /s/  William A. Parker
      -----------------                     ----------------------
      /s/  Allen H. Ford                    /s/  Richard N. Thielen
      ------------------                    -----------------------
      /s/  George J. Grabner                /s/  Donald S. Schofield
      ----------------------                ------------------------

                             /s/ E. Bradley Jones
                             --------------------
                          Signed in the Presence of:
                              /s/ Glenn Brokaw
                              ----------------

                             --------------------
                    Witnesses as to the above signatories
STATE OF OHIO)
)SS:
COUNTY OF CUYAHOGA)

On this 3rd day of September, 1986, before me, Glenn J. Brokaw, Esq., the undersigned officer, personally appeared Otes Bennett, Jr., Leigh Carter, Allen H. Ford, George J. Grabner, James A. Hughes, William A. Parker, Donald S. Schofield, Richard N. Thielen and Richard B. Tullis, known to me to be persons whose names were subscribed to the within instrument and acknowledged that they executed the same for the purposes and the capacities therein set forth.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

/s/ Glenn J. Brokaw
-------------------
Glenn J. Brokaw, Vice President,
Secretary and General Counsel

                        FIRST UNION REAL ESTATE EQUITY
                           AND MORTGAGE INVESTMENTS






                                   BY-LAWS












12/01/97



                                    INDEX

                                                                      PAGE

ARTICLE I      MEETING OF BENEFICIARIES
               Section 1. Annual Meeting.................................3
               Section 2. Special Meetings...............................3
               Section 3. Place of Meetings..............................3
               Section 4. Notice of Meetings.............................3
               Section 5. Procedure at Meetings..........................3
               Section 6. Quorum.........................................3
               Section 7. Nominations and Beneficiary Business...........3

ARTICLE II     TRUSTEES
               Section 1. Regular Meetings...............................4
               Section 2. Special Meetings...............................5
               Section 3. Notice of Meetings.............................5
               Section 4. Quorum.........................................5
               Section 5. Compensation of Trustees.......................5
               Section 6. Committees of the Board of Trustees............5
               Section 7. Qualifications of Nominees-Age.................5

ARTICLE III    OFFICERS
               Section 1. Designation of Officers........................5
               Section 2. Tenure of Office...............................6
               Section 3. Delegation of Duties...........................6
               Section 4. Compensation...................................6
               Section 5. Signing Checks and Other Instruments...........6
               Section 6. Control By Trustees............................6

ARTICLE IV     SHARES IN TRUST
               Section 1. Issue of Certificate of Beneficial
                        Ownership........................................6

ARTICLE V      AMENDMENTS
               Section 1. Amendment of By-Laws...........................6

ARTICLE VI     MISCELLANEOUS PROVISIONS
               Section 1. Fiscal Year....................................7
               Section 2. Notice and Waiver of Notice....................7
               Section 3. Checks for Money...............................7
               Section 4. Form of Certificate of Beneficial
                        Interest.........................................7
               Section 5. Regulations on Transfer of Shares to
                        Prevent Disqualification of the Trust
                        Under the Internal Revenue Code..................8
               Section 6. Restrictions on Issuance and Transfer
                        Of Securities....................................8



ARTICLE I
MEETING OF BENEFICIARIES
SECTION 1. ANNUAL MEETING.

The annual meeting of the Beneficiaries of the Trust for the transacting of such business as shall be specified in the notice of the meeting shall be held as provided in the Declaration of Trust.

SECTION 2. SPECIAL MEETINGS.

Special meetings may be called at any time as provided in the Declaration of Trust.

SECTION 3. PLACE OF MEETING.

All meetings of the Beneficiaries shall be held at the office of the Trust in the City of Cleveland in the State of Ohio or at such other place in the State of Ohio as may be designated, in the case of an annual meeting, by the Trustees, or, in the case of a special meeting, by the Trustees calling such meeting or by the person or persons requesting such meeting pursuant to the Declaration of Trust.

SECTION 4. NOTICE OF MEETINGS.

Written notice of each annual or special meeting of the Beneficiaries, stating the time, place and purpose thereof shall be given in accordance with the Declaration of Trust.

SECTION 5. PROCEDURE AT MEETINGS.

At each meeting of the Beneficiaries, the Trustees shall appoint one of their number or one of the Beneficiaries to preside thereat. The Trustees shall appoint a Secretary for each such meeting, who shall be duly sworn to the faithful discharge of his duties and to keep the minutes of such meeting, which minutes shall be signed and attested by him and filed with the records of the Trust.

SECTION 6. QUORUM.

A majority of the outstanding shares of the Trust present in person or by proxy shall constitute a quorum for any annual or special meeting of Beneficiaries.

SECTION 7. NOMINATIONS AND BENEFICIARY BUSINESS

(a) With respect to any Annual or Special Meeting of Beneficiaries, (a "Meeting") nominations for election to the Board of Trustees and the proposal of matters to be considered by the Beneficiaries may be made only (i) by or at the direction of the Board of Trustees or (ii) by any Beneficiary who was a Beneficiary of record at the time of the giving of the notice described in this Section 7 and at the record date for the Meeting, as defined in the Declaration of Trust, who is entitled to vote at the Meeting and who complied with the notice procedures set forth in this Section 7.

(b) For a nomination or proposal to be properly brought before a Meeting by a Beneficiary, other than a shareholder proposal included in the Trust's proxy statement pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended, the Beneficiary must have given timely notice thereof in writing to the Secretary of the Trust, and such Beneficiary or his representative must be present in person at the Meeting. A Beneficiary's notice shall be timely if delivered to, or mailed and received at, the principal executive offices of the Trust (i) for an Annual Meeting not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding Annual Meeting of Beneficiaries, or Special Meeting held in lieu thereof and (ii) for a Special Meeting, not less than 90 days prior to the date requested for such meeting.

(c) A Beneficiary's notice to the Secretary shall set forth as to each nomination or proposal the Beneficiary intends to bring before the Meeting (i) as to any nomination, the name and address of any proposed nominee, the nominee's business affiliation, the information required as to nominees by Item 401 of Regulation S-K under the Securities Act of 1933 and the Securities Exchange Act of 1934, all as may be amended from time to time, and a certification of the proponent that such nominee meets all the qualifications for Trustees set forth in the Declaration of Trust, including, but not limited to, Section 8.10 thereof, (ii) as to any proposal, a brief description of the proposal desired to be brought before the Meeting, a statement of the reasons for making such proposal at the Meeting and a certification of the proponent that the proposal does not conflict with or violate any provision of the Declaration of Trust, (iii) the name and address, as they appear on the Trust's share transfer books of the Beneficiary offering such nomination or proposal and of the beneficial owners (if any) of the shares registered in such Beneficiary's name and the name and address of any other Beneficiaries (or beneficial owner of shares) known by such Beneficiary to be supporting such nomination or proposal on the date of the Beneficiary's notice, (iv) the class and number of shares of the Trust's capital shares which are beneficially owned by the Beneficiary and such beneficial owners (if any) on the date of such Beneficiary's notice and by any other Beneficiaries known by such Beneficiary to be supporting such nomination or proposal on the date of such Beneficiary's notice, and (v) any financial interest of the Beneficiary or any such beneficial owner in such proposal. Nothing contained in this Subsection (e) shall be deemed to supersede the provisions of Section 7.2 of the Declaration of Trust relating to business that may be transacted at a Special Meeting.

(d) If the Board of Trustees, or a designated committee thereof, determines that any Beneficiary nomination or proposal was not timely made in accordance with the provisions of this Section 7, or that any proposed nominee does not meet the qualifications set forth in the Declaration of Trust, or that any proposal conflicts with or violates a provision of the Declaration of Trust, then such nomination or proposal shall not be presented for action at the Meeting in question. If the Board of Trustees, or a designated committee thereof, determines that the information provided in the Beneficiary's notice does not satisfy the informational requirements of this section in any material respect, the Secretary of the Trust shall promptly notify such Beneficiary of the deficiency in the notice. Such Beneficiary shall have the opportunity to cure such deficiency by providing additional information to the Secretary within the period of time, not to exceed five (5) days from the date such deficiency notice is given to such Beneficiary, determined by the Board or such committee. If the deficiency is not cured within such period, or if the Board of Trustees or such committee determines that the additional information provided by the Beneficiary, together with the information previously provided, does not satisfy the requirements of this Section 7 in any material respect, then such nomination or proposal shall not be presented for action at the Meeting in question.

(e) Notwithstanding the procedure set forth in the preceding paragraph, if neither the Board of Trustees nor such committee makes a determination as to the compliance of any Beneficiary nomination or proposal with the provisions of this Section 7, as set forth above, the presiding Officer of the Meeting shall determine and declare at the Meeting whether the Beneficiary nomination or proposal was made in compliance with the provisions of this Section 7, and if such presiding Officer determines and declares that such nomination or proposal was not made in compliance with such provisions, such nomination or proposal shall not be acted upon at the Meeting.

ARTICLE II
SECTION 1. REGULAR MEETINGS.

Regular meetings of the Trustees may be held at such times and places within the State of Ohio as may be provided for in resolution adopted by the Trustees.

SECTION 2. SPECIAL MEETINGS.

Special meetings of the Trustees may be held at any time or place within the State of Ohio upon call of any two of the Trustees at the time and place designated in the notice of meeting.

SECTION 3. NOTICE OF MEETINGS.

Notice of each meeting, regular or special, shall be given by mailing or by sending to each Trustee (addressed to the address last furnished to the Trust by the Trustee) a letter at least 4 days before the meeting, or a telegram at least 24 hours before the meeting. Notice of any special or regular meeting, as provided in the Declaration of Trust, may be waived in writing or by telegram by any Trustee either before or after such meeting, and such notice shall be deemed to have been waived by the Trustees attending such meeting. Except as provided in Article VI hereof, unless otherwise indicated in the notice thereof, any business may be transacted at any regular or special meeting.

SECTION 4. QUORUM.

At any meeting a majority of the Trustees then in office shall constitute a quorum.

SECTION 5. COMPENSATION OF TRUSTEES.

The Trustees are authorized to fix a reasonable retainer for members of the Board of Trustees and the Chairman and a reasonable fee for attendance at meetings. In addition to such compensation there shall be reimbursement for expenses for traveling to and from such meetings.

SECTION 6. COMMITTEES OF THE BOARD OF TRUSTEES.

The Trustee may elect from their members committees of the Board and give them any or all powers of the Trustees during intervals between the meetings of the Trustees, except that such committees shall not be empowered to declare dividends or fill vacancies in the Board of Trustees or committees. All actions of such committees shall be reported to the Trustees at their next meeting and shall be subject to approval by the Trustees, provided that no right of any third person shall be affected by such alteration.

SECTION 7. QUALIFICATIONS OF NOMINEES - AGE.

No nominee for Trustee shall be more than 72 years of age at the time of his election as Trustee, nor shall any Trustee nominated for a subsequent term be more than 72 years of age at the time of his election for such subsequent term, provided that any Trustee elected prior to attaining age 72 may continue to serve the remainder of his term despite attaining the age of 72 before the expiration of his term.

ARTICLE III
OFFICERS

SECTION 1. DESIGNATION OF OFFICERS.

The Trustees shall elect a Chairman of the Board, a President, a Secretary, a Treasurer, and such Vice Presidents and other officers, or assistant officers, as they shall deem advisable. Each officer and assistant officer shall have such functions and duties as the Trustees shall from time to time designate, and, in the absence of such designation, such duties as are usually associated with such office. Except as otherwise determined by the Trustees, any two or more offices may be held by the same person.

SECTION 2. TENURE OF OFFICE.

The officers of the Trust shall hold office at the pleasure of the Trustees, and until successors are chosen and qualified. A vacancy in any office, however created, may be filled by election by the Trustees.

SECTION 3. DELEGATION OF DUTIES.

The Trustees may delegate the duties of any officer to any other officer and generally may control the action of the officers and require the performance of duties in addition to those mentioned herein.

SECTION 4. COMPENSATION.

The Trustees are authorized to determine or to provide the method of determining the compensation of officers.

SECTION 5. SIGNING CHECKS AND OTHER INSTRUMENTS.

The Trustees shall determine or provide the method of determining how checks, notes, bills of exchange and similar instruments issued by or on behalf of the Trust shall be signed, countersigned, or endorsed.

SECTION 6. CONTROL BY TRUSTEES.

Nothing contained herein shall be interpreted to relieve the Trustees, in any manner, of their duty to control and manage the Trust property.

ARTICLE IV
SHARES IN TRUST

SECTION 1. ISSUE OF CERTIFICATE OF BENEFICIAL OWNERSHIP

The Chairman shall cause to be issued to each Beneficiary one or more certificates, under the seal of the Trust, signed as provided in
Article III, Section 5 hereof, certifying the number of shares owned by such Beneficiary in the Trust. Such certificates shall be countersigned by the Transfer Agent and registered by the Registrar and shall be transferable on the books of the Trust as provided in the Declaration of Trust.

ARTICLE V
AMENDMENTS

SECTION 1. AMENDMENT OF BY-LAWS.

The Trustees, by the affirmative vote of a majority, may at any meeting, provided the substance of the proposed amendment shall have been stated in a notice of the meeting, alter, change, or amend in any respect, or supersede by new by-laws, in whole or in part, any of these by-laws.

ARTICLE VI
MISCELLANEOUS PROVISIONS

SECTION 1. FISCAL YEAR.

The fiscal year of the Trust shall be as determined from time to time by the Trustees.

SECTION 2. NOTICE AND WAIVER OF NOTICE.

Whenever any notice is required by these by-laws to be given, personal notice is not required unless expressly so stated; and any notice so required shall be deemed to be sufficient if given by depositing the same in a post-office box in a sealed post-paid wrapper, addressed to the person entitled thereto (at his last known post-office address as shown by the register of the Trust) and such notice shall be deemed to have been given on the day of such mailing.

SECTION 3. CHECKS FOR MONEY.

All checks, drafts or orders for the payment of money shall be signed by the Treasurer or Assistant Treasurer or by such other officer, officers, Trustee or Trustees as the Trustees may from time to time designate.

SECTION 4. FORM OF CERTIFICATE OF BENEFICIAL INTEREST.

The form of certificate of beneficial interest representing shares of $1 par value shall be substantially as follows:

      No.                                 Shares
         ------------------------------

                              FIRST UNION
              Real Estate Equity and Mortgage Investments

THIS CERTIFIES THAT ___________________is the registered holder of __________ Fully Paid and Non-assessable Share of Beneficial Interest, $1 Par Value. in

                              FIRST UNION
              Real Estate Equity and Mortgage Investments

a Trust established in business trust from under the laws of the State of Ohio under a Declaration of Trust dated as of August 1, 1961, as amended from time to time, a copy of which is on file with the Transfer Agents of the Trust by all the terms and provisions of which the holder or transferee hereof by accepting this certificate agrees to be bound. The Trust is not a bank or trust company and does not and will not solicit, receive or accept deposits as a business. The shares represented hereby are transferable on the records of the Trust only by the registered holder hereof or by his agent duly authorized in writing on delivery to a Transfer Agent of the Trust of this certificate properly endorsed or accompanied by duly executed instrument of transfer together with such evidence of the genuineness thereof and such other matters as may reasonably be required. The transferability of the shares represented hereby is subject to such regulation. as may from time to time be adopted by the Trustees of the Trust and set forth in the By-Laws to which reference is hereby made to prevent transfers of shares which would result in disqualification of the Trust for taxation as a real estate investment trust under the Internal Revenue Code an amended.

This certificate is not valid unless countersigned by a Transfer Agent and registered by a Registrar of the Trust.

IN WITNESS WHEREOF, the Trustees of this Trust have caused this certificate to be signed by facsimile signatures.

[ON REVERSE SIDE]

The By-Laws of the Trust provide, among other things, that no person may acquire Trust securities (including these securities) if, thereafter, he would beneficially own more than 9.8% of the Trust's shares of beneficial interest. In applying this restriction, convertible securities of the Trust beneficially owned by such person (including convertible securities) are to be treated as if already converted into shares of beneficial interest. A copy of the By-Laws and information about the limitation on ownership may be obtained from the Secretary of the Trust.

SECTION 5. REGULATIONS ON TRANSFER OF SHARES TO PREVENT
DISQUALIFICATION OF THE TRUST UNDER THE INTERNAL REVENUE CODE

Notification of the Trust Under the Internal Revenue Code.

The Chief Executive Officer of the Trust or an officer designated by him shall:

a) From time to time cause to be prepared a list of holders of record (with their holdings) of shares of the Trust (preferred and common) and shall designate those holders which the officer acting shall have reason to believe are not also the beneficial owners of the holdings of record in their respective names;

b) Review the list with counsel and impose such restrictions on transfer of shares as counsel shall advise should be imposed to prevent disqualification of the Trust as a Real Estate Investment Trust under Section 856 et seq. of the Internal Revenue Code.

SECTION 6. RESTRICTIONS ON ISSUANCE AND TRANSFER OF SECURITIES.

a) No person may own more than 9.8% of the outstanding Shares (the Limit), and no Securities shall be issued or transferred to any person if, following such issuance or transfer, such person's ownership of Shares would exceed the Limit. For purposes of computing the Limit, Convertible Securities owned by such person shall be treated as if the Convertible Securities owned by such person had been converted into Shares.

b) If any Securities in excess of the Limit are issued or transferred to any person in violation of Paragraph a) hereof (the "Excess Securities"), such issuance or transfer shall be valid only with respect to such amount of Securities as does not result in a violation of Paragraph a) hereof, and such issuance or transfer shall be null and void with respect to such Excess Securities.

If the last clause of the foregoing sentence is determined to be invalid by virtue of any legal decision, statute, rule or regulation, such person shall be conclusively deemed to have acted as an agent on behalf of the Trust in acquiring the Excess Securities and to hold such Excess Securities on behalf of the Trust. As the equivalent of treasury Securities for such purposes, the Excess Securities shall not be entitled to any voting rights; shall not be considered to be outstanding for quorums or voting purposes; and shall not be entitled to receive dividends. interest or any other distribution with respect to the Securities. Any person who receives dividends, interest or any other distribution in respect to Excess Securities shall hold the same as agent for the Trust and (following a permitted transfer) for the transferee thereof.

Notwithstanding the foregoing, any holder of Excess Securities may transfer the same (together with any distributions thereon) to any person who, following such transfer, would not own Shares (within the meaning of Paragraph a) in excess of the Limit. Upon such permitted transfer, the Trust shall pay or distribute to the transferee any distributions on the Excess Securities not previously paid or distributed.

c) Ownership of Securities is conditional upon the owner or prospective owner having provided to the Trust definitive written information respecting his ownership of Securities. Failure to provide such information, upon reasonable request shall result in the Securities so owned being treated as Excess Securities pursuant to Paragraph b) for so long as such failure continues.

d) For purposes of this Section 6:

(i) Person. includes an individual, corporation, partnership, association, joint stock company, trust, unincorporated association or other entity.

(ii) Shares. means Shares of Beneficial Interest, par value $1 per share.

(iii) Convertible Securities. means any securities of the Trust that are convertible into Shares.

(iv) Securities. means Shares and Convertible Securities.

(v) Ownership. means beneficial ownership. Beneficial ownership, for this purpose, may be determined on the basis of the beneficial ownership rules applicable under the Securities Exchange Act of 1934, as amended, or such other basis as management reasonably determines to be appropriate to effectuate the purposes hereof.

e) Nothing herein contained shall limit the ability of the Trust to impose, or to seek judicial or other imposition of additional restrictions if deemed necessary or advisable to protect the Trust and the interests of its security holders by preservation of the Trust's status as a qualified real estate investment trust under the Code.

f) These restrictions on issuance and transfer of Securities shall be applied only on a prospective basis. Accordingly, Paragraphs a) and b) hereof shall not apply to Shares in excess of the limit that were owned (within the meaning of Paragraph a) by any person at the close of business on June 3, 1981, but Paragraph a) and b) shall prospectively apply to the transfer of such Shares and to further acquisitions of Securities by any such person. Similarly, Paragraphs
a) and b) shall not apply to the conversion of Convertible Securities that were owned by any person at the close of business on such date or to the resultant Shares owned by such person, but Paragraph a) and b) shall prospectively apply to such Shares and to such person.

g) Notwithstanding any other provision of this Section 6, a lower percentage (the Temporary Limit) shall operate in place of the 9.81 ownership Limit set forth in Paragraph a) hereof for so long as there are outstanding Securities excepted from the restrictions of this
Section 6 pursuant to Paragraph f) hereof ("Exempt Securities"). The Temporary Limit shall initially be 6%, but upon the transfer of Exempt Securities the Temporary Limit shall be fixed by the Trustees from time to time but shall in no event exceed an amount equal to 25% of the difference between (i) 49% of the Shares outstanding and (ii) the number of Shares owned by any person who owns Exempt Securities. For purposes of this calculation, Convertible Securities owned by such person shall be treated as if the Convertible Securities owned by such person had been converted into Shares.

h) If any provision of this Section 6 or any application of any such provision is determined to be invalid by any federal or state court having jurisdiction over the issue, the validity of the remaining provisions shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

                              Gotham Partners, L.P.
                              110 East 42nd Street
                            New York, New York 10017


                                                                 January 8, 1998

BY HAND DELIVERY
----------------

Paul F. Levin, Esq.
Secretary
First Union Real Estate Equity
  and Mortgage Investments
55 Public Square, Suite 1900
Cleveland, Ohio  44113-1937

Dear Mr. Levin:

     Gotham Partners, L.P. ("Gotham"), a Beneficiary of First Union Real Estate Equity and Mortgage Investments (the "Company"), hereby gives notice of the following to the Secretary of the Company pursuant to Article I, Section 7 of the By-Laws of the Company:

     1.  Gotham hereby nominates William A. Ackman, David P. Berkowitz and James
         A. Williams for election as Class II Trustees to the Board of Trustees of the Company at the 1998 Annual Meeting of Beneficiaries of the Company (or any Special Meeting of Beneficiaries held in lieu thereof).

     2. Gotham hereby makes the proposal attached as Exhibit A hereto for consideration by the Beneficiaries at the 1998 Annual Meeting of Beneficiaries of the Company (or any Special Meeting of Beneficiaries held in lieu thereof) (the "Proposal").

     3. Gotham hereby nominates Daniel Shuchman and Steven S. Snider for election to the two Class I seats on the Board of Trustees of the Company created as a result of the adoption of the Proposal; Mary Ann Tighe and Stephen J. Garchik for election to the two Class II on the Board of Trustees of the Company created as a result of the adoption of the Proposal; and David S. Klafter and Daniel J. Altobello for election to the two Class III seats on the Board of Trustees of the Company created as a result of the adoption of the Proposal; such elections to be held immediately following the approval of the Proposal by the Beneficiaries at the 1998 Annual Meeting of Beneficiaries of the Company (or any Special Meeting held in lieu thereof).

     4. Gotham hereby nominates Richard A. Mandel for election to the Board of Trustees of the Company, provided that Mr. Mandel shall stand for election only in the event that any of Gotham's nominees named in paragraphs 1 or 3 above is unable for any reason to serve as a Trustee of the Company.

     Pursuant to Article I, Section 7 of the By-Laws of the Company, the following documentation is included herewith: (i) the information specified in
Article I, Section 7(c)(i) of the By-Laws of the Company with respect to each of Gotham's nominees for election to the Board of Trustees, which is attached as Exhibit B hereto; (ii) a brief description of the Proposal and a statement of Gotham's reasons for making the Proposal, which is attached as Exhibit C hereto;
(iii) the information required to be provided pursuant to Article I, Sections 7(c)(iii), (iv) and (v) of the By-Laws of the Company, which is attached as Exhibit D hereto; (iv) a certification by Gotham that each of Gotham's nominees meets all of the qualifications for Trustees set forth in the Amended Declaration of Trust of the Company; and (v) a certification by Gotham that the Proposal does not conflict with or violate any provision of the Declaration of Trust of the Company.

     If you have any questions concerning this notice or any related legal matters, please contact our counsel, Alexander R. Sussman of Fried, Frank, Harris, Shriver & Jacobson, at (212) 859-8551.

                           Very truly yours,

                           GOTHAM PARTNERS, L.P.

                           By: Section H Partners, L.P.,
                               its general partner

                               By: DPB Corporation,
                                   a general partner of Section H Partners, L.P.


                                   By:  /s/ David P. Berkowitz
                                      ------------------------------------------
                                      David P. Berkowitz
                                      President


                               By: Karenina Corporation,
                                   a general partner of Section H Partners, L.P.


                                   By:  /s/  William A. Ackman
                                      ------------------------------------------
                                      William A. Ackman
                                      President

                                                                       EXHIBIT A
                                                                       ---------



                                    Proposal
                                    --------



     Gotham Partners, L.P. ("Gotham Partners"), a Beneficiary of First Union Real Estate Equity and Mortgage Investments ("the Company"), meeting the qualifications set forth in Article I, Section 7 of the By-Laws of the Company, sets forth the following proposal to be considered by the Beneficiaries of the Company at the Company's 1998 Annual Meeting of Beneficiaries (or any Special Meeting of Beneficiaries held in lieu thereof):

Proposed, in accordance with Article VIII, Section 8.1 of the Company's Amended Declaration of Trust, dated July 25, 1986,

          (i) that the number of Trustees constituting the full Board of Trustees of the Company shall be determined at the 1998 Annual Meeting of Beneficiaries of the Company (or any Special Meeting of Beneficiaries held in lieu thereof) to be fixed at fifteen (an increase of six members); and

          (ii) that two of the newly-created seats of the Board of Trustees of the Company be assigned to each of Class I, Class II and Class III; and

          (iii) that, at the 1998 Annual Meeting of Beneficiaries of the Company (or any Special Meeting of Beneficiaries held in lieu thereof), in addition to electing the three Trustees to fill the seats of the three Trustees in Class II whose terms are expiring, the Beneficiaries of the Company shall also elect six Trustees (two Trustees to each of Class I, Class II and Class III) to serve in the newly-created seats established in paragraph (ii) above.


                                                                     EXHIBIT  B
                                                                     ----------



                           Trustee Nominee Information
                           ---------------------------


The following is the information required to be given by Gotham Partners, L.P. ("Gotham") with respect to its nominees for election to the Board of Trustees of First Union Real Estate Equity and Mortgage Investments (the "Company") pursuant to Article I, Section 7(c) of the By-Laws of the Company. All of such nominees have an understanding with Gotham whereby they have agreed to be nominated to the Board of Trustees by Gotham, and to serve on such Board if elected. In addition, Gotham has agreed to indemnify each of the nominees for any liability incurred by such nominee in connection with his or her nomination for election to the Board of Trustees. None of the nominees has held any position or office with the Company or with an entity affiliated with the Company since January 1, 1993.


WILLIAM A. ACKMAN
-----------------

ADDRESS: 150 Columbus Avenue, Apt. 4D, New York, New York 10023

DATE OF BIRTH: May 11, 1966 (age 31)

CITIZENSHIP: United States

BUSINESS ADDRESS: Gotham Partners Management Co. LLC, 110 East 42nd Street, 18th Floor, New York, New York 10017

EMPLOYMENT HISTORY: Since January 1, 1993, Mr. Ackman has been the Vice President, Secretary and Treasurer of GPLP Management Corp., the Managing Member of Gotham Partners Management Co. LLC, an investment management firm (and the General Partner of its predecessor entity). Mr. Ackman has been employed by Gotham Partners Management Co. LLC and its predecessor entity since January 1, 1993. Mr. Ackman was a general partner of Section H Partners, L.P., the General Partner of the Gotham Partners, L.P. and Gotham Partners II, L.P. investment funds, from January 1, 1993 through September 1993. Mr. Ackman has been the President, Secretary and Treasurer of Karenina Corporation, a general partner of Section H Partners, L.P. since October 1993.

DIRECTORSHIPS REQUIRED TO BE REPORTED PURSUANT TO ITEM 401(E)(2) OF REGULATION S-K: None.

INVOLVEMENT IN LEGAL PROCEEDINGS REQUIRED TO BE REPORTED PURSUANT TO ITEM 401(F) OF REGULATION S-K: None.


DANIEL J. ALTOBELLO
-------------------

ADDRESS: 9727 Avenel Farm Drive, Potomac, Maryland 20854

DATE OF BIRTH: February 28, 1941 (age 56)

CITIZENSHIP: United States

BUSINESS ADDRESS: ONEX Food Services, Inc., 6550 Rock Spring Drive, Bethesda, Maryland 20817

EMPLOYMENT HISTORY: Mr. Altobello has been the Chairman of the Board of ONEX Food Services, Inc., an airline catering company, since September 1995. Mr. Altobello has been a partner in Ariston Investment Partners, a consulting firm, since September 1995. Mr. Altobello was the Chairman, President and Chief Executive Officer of Caterair International Corporation, an airline catering company, from January 1, 1993 until September 1995.

DIRECTORSHIPS REQUIRED TO BE REPORTED PURSUANT TO ITEM 401(E)(2) OF REGULATION S-K: Mr. Altobello is a member of the Boards of Directors of American Management Systems, Inc. and Colorado Prime Corporation.

INVOLVEMENT IN LEGAL PROCEEDINGS REQUIRED TO BE REPORTED PURSUANT TO ITEM 401(F) OF REGULATION S-K: None.


DAVID P. BERKOWITZ
------------------

ADDRESS: 2109 Broadway, New York, New York 10023

DATE OF BIRTH: March 10, 1962 (age 35)

CITIZENSHIP: United States

BUSINESS ADDRESS: Gotham Partners Management Co. LLC, 110 East 42nd Street, 18th Floor, New York, New York 10017

EMPLOYMENT HISTORY: Since January 1, 1993, Mr. Berkowitz has been the President of GPLP Management Corp., the Managing Member of Gotham Partners Management Co. LLC, an investment management firm (and the General Partner of its predecessor entity). Mr. Berkowitz has been employed by Gotham Partners Management Co. LLC and its predecessor entity since January 1, 1993. Mr. Berkowitz was a general partner of Section H Partners, L.P., the General Partner of Gotham Partners, L.P. and Gotham Partners II, L.P. investment funds, from January 1993 through September 1993. Mr. Berkowitz has been the President, Secretary and Treasurer of DBP Corporation, a general partner of Section H Partners, L.P. since October 1993.

DIRECTORSHIPS REQUIRED TO BE REPORTED PURSUANT TO ITEM 401(E)(2) OF REGULATION S-K: None.

INVOLVEMENT IN LEGAL PROCEEDINGS REQUIRED TO BE REPORTED PURSUANT TO ITEM 401(F) OF REGULATION S-K: None.

ADDRESS: 56 East 92nd Street, New York, New York 10128


STEPHEN J. GARCHIK
------------------

ADDRESS: 9605 Sotweed Drive, Potomac, Maryland 20854

DATE OF BIRTH: March 12, 1954 (age 43)

CITIZENSHIP: United States

BUSINESS ADDRESS: The Evans Company, 8251 Greensboro Drive, Suite 850, McLean, Virginia 22102

EMPLOYMENT HISTORY: Since January 1, 1993, Mr. Garchik has been the President of The Evans Company, a commercial real estate development and management firm. Mr. Garchik has been the Chairman of Florida Golf Partners, L.P., a golf course ownership, operation and development enterprise, since July 1996.

DIRECTORSHIPS REQUIRED TO BE REPORTED PURSUANT TO ITEM 401(E)(2) OF REGULATION S-K: None.

INVOLVEMENT IN LEGAL PROCEEDINGS REQUIRED TO BE REPORTED PURSUANT TO ITEM 401(F) OF REGULATION S-K: None.


DAVID S. KLAFTER
----------------

ADDRESS: 119 Waverly Place, Apt. 3, New York, New York 10011

DATE OF BIRTH: February 24, 1955 (age 42)

CITIZENSHIP: United States

BUSINESS ADDRESS: Gotham Partners Management Co. LLC, 110 East 42nd Street, 18th Floor, New York, New York 10017

EMPLOYMENT HISTORY: Mr. Klafter has been an in-house counsel and investment analyst at Gotham Partners Management Co. LLC, an investment management firm, since April 1996. Mr. Klafter was counsel at White & Case, a law firm, from January 1, 1993 until December 1993, and a partner at White & Case from January 1994 until April 1996.

DIRECTORSHIPS REQUIRED TO BE REPORTED PURSUANT TO ITEM 401(E)(2) OF REGULATION S-K: None.

INVOLVEMENT IN LEGAL PROCEEDINGS REQUIRED TO BE REPORTED PURSUANT TO ITEM 401(F) OF REGULATION S-K: None.


RICHARD A. MANDEL
-----------------

ADDRESS: 28 Hilltop Road, Short Hills, New Jersey 07078

DATE OF BIRTH: September 1, 1962 (age 35)

CITIZENSHIP: United States

BUSINESS ADDRESS: Kennedy-Wilson International, 1270 Avenue of the Americas, Suite 1818, New York, New York 10020

EMPLOYMENT HISTORY: Mr. Mandel has been the President of the Brokerage Division of Kennedy-Wilson International, a real estate brokerage and investment firm, since December 1996. From October 1993 until December 1996, Mr. Mandel was a Managing Director in charge of the Asian Operations of Kennedy-Wilson International. From January 1, 1993 until October 1993, he was a Director of Jones Lang Wootton, a real estate brokerage firm.

DIRECTORSHIPS REQUIRED TO BE REPORTED PURSUANT TO ITEM 401(E)(2) OF REGULATION S-K: Mr. Mandel is a member of the Board of Directors of Kennedy-Wilson International.

INVOLVEMENT IN LEGAL PROCEEDINGS REQUIRED TO BE REPORTED PURSUANT TO ITEM 401(F) OF REGULATION S-K: None.


DANIEL SHUCHMAN
---------------

ADDRESS: 203 East 72nd Street, Apt. 7D, New York, New York 10021

DATE OF BIRTH: August 4, 1965 (age 32)

CITIZENSHIP: United States

BUSINESS ADDRESS: Gotham Partners Management Co. LLC, 110 East 42nd Street, 18th Floor, New York, New York 10017

EMPLOYMENT HISTORY: Mr. Shuchman has been an investment analyst at Gotham Partners Management Co. LLC, an investment management firm, since October 1994. Mr. Shuchman was an investment banker at Goldman Sachs & Co., an investment banking firm, from January 1, 1993 until August 1994.

DIRECTORSHIPS REQUIRED TO BE REPORTED PURSUANT TO ITEM 401(E)(2) OF REGULATION S-K: None.

INVOLVEMENT IN LEGAL PROCEEDINGS REQUIRED TO BE REPORTED PURSUANT TO ITEM 401(F) OF REGULATION S-K: None.


STEVEN S. SNIDER
----------------

ADDRESS: 1624 Foxhall Road, N.W., Washington, D.C. 20007

DATE OF BIRTH: December 31, 1956 (age 41)

CITIZENSHIP: United States

BUSINESS ADDRESS: Hale and Dorr LLP, 1455 Pennsylvania Avenue, N.W., Washington, D.C. 20004

EMPLOYMENT HISTORY: Since January 1, 1993, Mr. Snider has been a senior partner at Hale and Dorr LLP, a law firm.

DIRECTORSHIPS REQUIRED TO BE REPORTED PURSUANT TO ITEM 401(E)(2) OF REGULATION S-K: None.

INVOLVEMENT IN LEGAL PROCEEDINGS REQUIRED TO BE REPORTED PURSUANT TO ITEM 401(F) OF REGULATION S-K: None.


MARY ANN TIGHE
--------------

ADDRESS: 1320 York Avenue, Apt. 36B, New York, New York 10021

DATE OF BIRTH: August 24, 1948 (age 49)

CITIZENSHIP: United States

BUSINESS ADDRESS: Insignia/ESG, 200 Park Avenue, New York, New York 10166

EMPLOYMENT HISTORY: Since January 1, 1993, Ms. Tighe has been an Executive Managing Director and a member of the Executive and Strategic Planning Committees of Insignia/ESG, a commercial real estate firm.

DIRECTORSHIPS REQUIRED TO BE REPORTED PURSUANT TO ITEM 401(E)(2) OF REGULATION S-K: None.

INVOLVEMENT IN LEGAL PROCEEDINGS REQUIRED TO BE REPORTED PURSUANT TO ITEM 401(F) OF REGULATION S-K: None.


JAMES A. WILLIAMS
-----------------

ADDRESS: 3518 Franklin Road, Bloomfield Hills, Michigan 48382

DATE OF BIRTH: March 30, 1942 (age 55)

CITIZENSHIP: United States

BUSINESS ADDRESS: Williams, Williams, Ruby & Plunkett PC, 380 N. Woodward Avenue, Suite 380, Birmingham, Michigan 48009

EMPLOYMENT HISTORY: Since January 1, 1993, Mr. Williams has been the President of Williams, Williams, Ruby & Plunkett PC, a law firm. Mr. Williams has also been the Chairman of Michigan National Bank and Michigan National Corporation since November 1995.

DIRECTORSHIPS REQUIRED TO BE REPORTED PURSUANT TO ITEM 401(E)(2) OF REGULATION S-K: None.

INVOLVEMENT IN LEGAL PROCEEDINGS REQUIRED TO BE REPORTED PURSUANT TO ITEM 401(F) OF REGULATION S-K: None.


                                                                      EXHIBIT  C
                                                                      ----------


                           Description of the Proposal
                           ---------------------------

     To increase the number of Trustees on the Company's Board of Trustees from its current composition of nine members to fifteen members and to hold an election of Trustees to fill the newly-created positions along with the three seats whose terms are expiring.


                            Reasons for the Proposal
                            ------------------------

     Gotham Partners, L.P. and Gotham Partners II, L.P. ("Gotham") together are the Company's largest Beneficiaries, holding 7.18% of the outstanding shares of Beneficial Interest of the Company as well as options to acquire approximately an additional 1.78% of the shares which Gotham intends to exercise on or before the expiration date of the options.

     On July 14, 1997 Gotham sent a letter (the "Letter") to the Company's Trustees and the Directors of First Union Management, Inc. indicating concern with the Company's recently modified strategic plan. In addition, Gotham questioned management's ability to implement a strategy which would maximize the value of the Company's stapled-stock structure, given management's limited experience acquiring and managing operating businesses. Gotham's concerns arose primarily from (1) the Company's equity offerings which Gotham believes were ill-timed, poorly-executed and dilutive; (2) the price paid by the Company for Impark; and (3) the fact that Mr. Mastandrea has told Gotham that he is unwilling to enter into any transaction which would replace existing management with a new investor group and management team with the capital and experience to maximize the value of the Company's structure.

     In the Letter and a follow-up letter dated July 23, 1997, Gotham requested a meeting with the Trustees and Directors to discuss its concerns and proposals for maximizing the Company's value. These and future attempts by Gotham to meet with the Trustees and Directors have proven unsuccessful.

     The Company has stated that it intends to focus on purchasing parking assets. Despite its stated goal to acquire parking assets, the Company has used most of its financial resources ($292 million of $350 million invested in the third and fourth quarters of 1997) to acquire shopping malls which do not take advantage of the Company's stapled-stock structure. Based on management's record to date, Gotham believes that the Company has yet to demonstrate it is capable of implementing its own strategic plan.

     Mr. Mastandrea's record as Chairman, CEO, and President of the Company has been disappointing particularly when measured based on the Company's share price performance during his tenure. From the date he became Chairman of the Company on January 1, 1994 to the date prior to the Company's initial disclosure of its stapled-stock structure in its convertible preferred offering on October 24, 1996, the Company's common stock price DECLINED 27% (from $9.625 to $7).

     Since the Company's stapled-stock structure was publicly revealed in the preferred stock offering prospectus, the Company's common stock has appreciated substantially. Even if one includes the recent share price increase, the Company's stock has underperformed the other paired-shared REITs over Mr. Mastandrea's tenure with the Company. From January 1, 1994 to the present, while the Company's stock has appreciated by 69%, Starwood's stock has appreciated 451%, California Jockey/Patriot American's stock has appreciated 344% and Santa Anita/MediTrust's stock has appreciated 104%.

     Gotham believes that the existing Board of Trustees has done little to maximize shareholder value. Gotham believes this is largely due to the Board's lack of real estate expertise and insubstantial shareholdings in the Company. Mr. Mastandrea has publicly stated (Wachtell Lipton REIT conference, New York City, April 7, 1997) that he does not want his board members to own stock because the only way they can be truly independent is if they are not significant shareholders of the Company.

     Gotham believes that the best board members are those who are independent - INDEPENDENT OF MANAGEMENT, not INDEPENDENT OF SHAREHOLDERS' INTERESTS - and who have significant real estate and operating company investment experience and/or a substantial cash investment in the stock in the Company. Gotham believes its nominees better meet these criteria and can better represent the interests of the shareholders than the existing board.

     As a result, Gotham intends to seek shareholder support for its nominees. Gotham will seek majority representation on the Board of Trustees at the next Annual Meeting of Beneficiaries (or any Special Meeting of Beneficiaries held in lieu thereof) and has nominated nine individuals (who are described in further detail in the accompanying nomination notice) to replace the three trustees whose terms are expiring and to fill a newly-expanded board.

     Upon gaining majority representation on the Company's Board of Trustees and after reviewing relevant information about the business and operations of the Company, Gotham expects that the new board will propose changes in the management of the Company, but has not presently identified new management. In addition, after careful analysis of various factors, in particular the value-maximization strategies of the other paired-share REITs, the new board may cause the Company to change its strategic direction, including, without limitation, identifying a strategic partner or partners, pursuing acquisitions in other real-estate-intensive operating businesses, disposing of non-core assets and/or seeking the sale of the Company in a single transaction or a series of transactions which would preserve and maximize the value of the Company's stapled-stock structure. Gotham does not currently have any specific plans regarding any of the foregoing.


                                                                      EXHIBIT  D
                                                                      ----------


                              Proponent Information
                              ---------------------


The following is the information required to be given pursuant to Article I, Sections 7(c)(iii), (iv) and (v) of the By-Laws of First Union Real Estate Equity and Mortgage Investments (the "Company") by a Beneficiary offering a nomination or proposal:

1. NAME AND ADDRESS OF THE BENEFICIARY MAKING THE PROPOSAL OR NOMINATION (THE "PROPONENT") AS THEY APPEAR IN THE SHARE TRANSFER BOOKS OF THE COMPANY:
     Gotham Partners, L.P., 110 East 42nd Street, New York, New York 10017

2. NAME AND ADDRESS OF ANY OTHER BENEFICIARY KNOWN BY THE PROPONENT TO BE SUPPORTING THE NOMINATION AND PROPOSAL: Gotham Partners II, L.P., 110 East 42nd Street, New York, New York 10017

3. THE CLASS AND NUMBER OF SHARES OF BENEFICIAL INTEREST OF THE COMPANY ("SHARES") OWNED BY THE PROPONENT: Gotham Partners, L.P. owns 1,998,301 Shares and holds an option to acquire 493,150 Shares.

4. THE CLASS AND NUMBER OF SHARES OWNED BY ANY BENEFICIARIES DESCRIBED IN PARAGRAPH 2 ABOVE: Gotham Partners II, L.P. owns 23,599 Shares and holds an option to acquire 6,850 Shares.

5. ANY FINANCIAL INTEREST OF THE PROPONENT IN THE PROPONENT'S PROPOSAL: Gotham has no interest in the Proposal other than its interest as an owner of Shares and an option to acquire Shares.

                           CERTIFICATION OF PROPOSAL


          Pursuant to Article I, Section 7 of the By-Laws of First Union Real Estate Equity and Mortgage Investments (the "Company"), the undersigned, Gotham Partners, L.P., a Beneficiary of the Company, hereby certifies that its proposal to be brought before the 1998 Annual Meeting of Beneficiaries of the Company (or any Special Meeting of Beneficiaries held in lieu thereof), a copy of which is attached as Exhibit A hereto, does not conflict with or violate any provisions of the Declaration of Trust of the Company.

          IN WITNESS WHEREOF, the undersigned has executed this Certificate on this 8th day of January, 1998.

                           GOTHAM PARTNERS, L.P.

                           By: Section H Partners, L.P.,
                               its general partner

                               By: DPB Corporation,
                                   a general partner of Section H Partners, L.P.

                                   By:  /s/  David P. Berkowitz
                                      --------------------------------------
                                      David P. Berkowitz
                                      President


                               By: Karenina Corporation,
                                   a general partner of Section H Partners, L.P.

                                   By:  /s/  William A. Ackman
                                      --------------------------------------
                                      William A. Ackman
                                      President


                                                                      Exhibit A
                                                                      ---------

                                    Proposal
                                    --------


     Gotham Partners, L.P. ("Gotham Partners"), a Beneficiary of First Union Real Estate Equity and Mortgage Investments ("the Company"), meeting the qualifications set forth in Article I, Section 7 of the By-Laws of the Company, sets forth the following proposal to be considered by the Beneficiaries of the Company at the Company's 1998 Annual Meeting of Beneficiaries (or any Special Meeting of Beneficiaries held in lieu thereof):

Proposed, in accordance with Article VIII, Section 8.1 of the Company's Amended Declaration of Trust, dated July 25, 1986,

       (i) that the number of Trustees constituting the full Board of Trustees of the Company shall be determined at the 1998 Annual Meeting of Beneficiaries of the Company (or any Special Meeting of Beneficiaries held in lieu thereof) to be fixed at fifteen (an increase of six members); and

      (ii) that two of the newly-created seats of the Board of Trustees of the Company be assigned to each of Class I, Class II and Class III; and

     (iii) that, at the 1998 Annual Meeting of Beneficiaries of the Company (or any Special Meeting of Beneficiaries held in lieu thereof), in addition to electing the three Trustees to fill the seats of the three Trustees in Class II whose terms are expiring, the Beneficiaries of the Company shall also elect six Trustees (two Trustees to each of Class I, Class II and Class III) to serve in the newly-created seats established in paragraph (ii) above.

                            CERTIFICATION OF NOMINEES


          Pursuant to Article I, Section 7(c) of the By-Laws of First Union Real Estate Equity and Mortgage Investments (the "Company"), the undersigned, Gotham Partners, L.P., a Beneficiary of the Company, hereby certifies that each of its nominees for election to the Board of Trustees of the Company at the 1998 Annual Meeting of Beneficiaries of the Company (or any Special Meeting of Beneficiaries held in lieu thereof), a list of whom is attached hereto as Exhibit A, meets all the qualifications for Trustees set forth in the Declaration of Trust of the Company, including, but not limited to, Section 8.10 thereof.

          IN WITNESS WHEREOF, the undersigned has executed this Certificate on this 8th day of January, 1998.

                           GOTHAM PARTNERS, L.P.

                           By: Section H Partners, L.P.,
                               its general partner

                               By: DPB Corporation,
                                   a general partner of Section H Partners, L.P.

                                   By:  /s/  David P. Berkowitz
                                      ------------------------------------------
                                      David P. Berkowitz
                                      President


                               By: Karenina Corporation,
                                   a general partner of Section H Partners, L.P.


                                   By:  /s/  William A. Ackman
                                      ------------------------------------------
                                      William A. Ackman
                                      President


                                                                       Exhibit A
                                                                       ---------
                                    Nominees
                                    --------



                               William A. Ackman

                               Daniel J. Altobello

                               David P. Berkowitz

                               Stephen J. Garchik

                               David S. Klafter

                               Richard A. Mandel

                               Daniel Shuchman

                               Steven S. Snider

                               Mary Ann Tighe

                               James A. Williams